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                                 LOAN AGREEMENT

                           dated as of March 29, 1999

                                      among


             TAUBMAN AUBURN HILLS ASSOCIATES LIMITED PARTNERSHIP,
                                  as Borrower,



                              FLEET NATIONAL BANK,
                                   as a Bank,


                         PNC BANK, NATIONAL ASSOCIATION,
                                   as a Bank,


              the other Banks signatory hereto, each as a Bank,



                                       and



                         PNC BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent






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


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS; ETC...................................................1
   Section 1.01    Definitions...............................................1
   Section 1.02    Accounting Terms.........................................11
   Section 1.03    Computation of Time Periods..............................11
   Section 1.04    Rules of Construction....................................11


ARTICLE II THE LOANS........................................................12
   Section 2.01    The Loans; Advances Generally............................12
   Section 2.02    Nature of Banks' Obligations.............................12
   Section 2.03    Purpose..................................................12
   Section 2.04    Procedures for Advance...................................12
   Section 2.05    Extension of Maturity Date...............................13
   Section 2.06    Interest Periods; Renewals...............................13
   Section 2.07    Interest.................................................14
   Section 2.08    Fees.....................................................14
   Section 2.09    Notes....................................................14
   Section 2.10    Prepayments..............................................15
   Section 2.11    Method of Payment........................................15
   Section 2.12    Elections, Conversions or Continuation of Loans..........15
   Section 2.13    Minimum Amounts..........................................16
   Section 2.14    Certain Notices Regarding Elections, Conversions and
                   Continuations of Loans...................................16
   Section 2.15    Late Payment Premium.....................................16
   Section 2.16    Amortization Payments....................................16
   Section 2.17    Interest Rate Reduction..................................17
   Section 2.18    Mandatory Prepayment.....................................17


ARTICLE III YIELD PROTECTION; ILLEGALITY; ETC...............................17
   Section 3.01    Additional Costs.........................................17
   Section 3.02    Limitation on Types of Loans.............................19
   Section 3.03    Illegality...............................................19
   Section 3.04    Treatment of Affected Loans..............................19
   Section 3.05    Certain Compensation.....................................20
   Section 3.06    Capital Adequacy.........................................20
   Section 3.07    Substitution of Banks....................................21


ARTICLE IV CONDITIONS PRECEDENT.............................................22
   Section 4.01    Conditions Precedent to Initial Advance..................22
   Section 4.02    Conditions Precedent to Advances After the Initial
                   Advance..................................................26
   Section 4.03    Deemed Representations...................................27


ARTICLE V REPRESENTATIONS AND WARRANTIES....................................27
   Section 5.01    Due Organization.........................................27
   Section 5.02    Power and Authority; No Conflicts; Compliance With
                   Laws.....................................................27

   Section 5.03    Legally Enforceable Agreements...........................28
   Section 5.04    Litigation...............................................28
   Section 5.05    Good Title to Properties.................................28
   Section 5.06    Taxes....................................................28
   Section 5.07    ERISA....................................................28
   Section 5.08    No Default on Outstanding Judgments or Orders............29
   Section 5.09    No Defaults on Other Agreements..........................29
   Section 5.10    Government Regulation....................................29
   Section 5.11    Environmental Protection.................................29
   Section 5.12    Solvency.................................................29
   Section 5.13    Financial Statements.....................................30
   Section 5.14    Valid Existence of Affiliates............................30
   Section 5.15    Insurance................................................30
   Section 5.16    Separate Tax and Zoning Lot..............................30
   Section 5.17    Zoning and other Laws; Covenants and Restrictions........30
   Section 5.18    Utilities Available......................................30
   Section 5.19    Creation of Liens........................................30
   Section 5.20    Roads....................................................31
   Section 5.21    REAs and Leases..........................................31
   Section 5.22    Accuracy of Information; Full Disclosure.................31


ARTICLE VI AFFIRMATIVE COVENANTS............................................31
   Section 6.01    Maintenance of Existence.................................31
   Section 6.02    Maintenance of Records...................................31
   Section 6.03    Maintenance of Insurance.................................31
   Section 6.04    Compliance with Laws; Payment of Taxes...................32
   Section 6.05    Inspection and Cooperation...............................32
   Section 6.06    Compliance With Environmental Laws.......................32
   Section 6.07    Completion of Improvements; Payment of Costs.............32
   Section 6.08    Maintenance of Properties................................33
   Section 6.09    Reporting and Miscellaneous Document Requirements........33
   Section 6.10    REAs; Leases.............................................35
   Section 6.11    Compliance with Covenants, Restrictions and Easements....36
   Section 6.12    Management, Leasing and Service Contracts................36
   Section 6.13    Correction of Defects....................................36
   Section 6.14    Additional Equity........................................36
   Section 6.15    Additional Indebtedness..................................37


ARTICLE VII PROPERTY COVENANTS..............................................38
   Section 7.01    Required Debt Service Coverage...........................38


ARTICLE VIII EVENTS OF DEFAULT..............................................39
   Section 8.01    Events of Default........................................39
   Section 8.02    Remedies.................................................42


ARTICLE IX ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS......................42
   Section 9.01    Appointment, Powers and Immunities of Administrative
                   Agent....................................................42
   Section 9.02    Reliance by Administrative Agent.........................42
   Section 9.03    Defaults.................................................43
   Section 9.04    Rights of Administrative Agent as a Bank.................43
   Section 9.05    Sharing of Costs; Indemnification of Administrative
                   Agent....................................................43


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


   Section 9.06    Non-Reliance on Administrative Agent and Other Banks.....44
   Section 9.07    Failure of Administrative Agent to Act...................44
   Section 9.08    Resignation or Removal of Administrative Agent...........44
   Section 9.09    Amendments Concerning Agency Function....................45
   Section 9.10    Liability of Administrative Agent........................45
   Section 9.11    Transfer of Agency Function..............................45
   Section 9.12    Non-Receipt of Funds by Administrative Agent.............45
   Section 9.13    Withholding Taxes........................................46
   Section 9.14    Minimum Commitment by Fleet and PNC......................46
   Section 9.15    Pro Rata Treatment.......................................46
   Section 9.16    Sharing of Payments Among Banks..........................46
   Section 9.17    Possession of Documents..................................47


ARTICLE X NATURE OF OBLIGATIONS.............................................47
   Section 10.01   Absolute and Unconditional Obligations...................47
   Section 10.02   Non-Recourse.............................................47


ARTICLE XI MISCELLANEOUS....................................................49
   Section 11.01   Binding Effect of Request for Advance....................49
   Section 11.02   Amendments and Waivers...................................49
   Section 11.03   Usury....................................................50
   Section 11.04   Expenses; Indemnification................................50
   Section 11.05   Assignment; Participation................................50
   Section 11.06   Documentation Satisfactory...............................52
   Section 11.07   Notices..................................................52
   Section 11.08   Year 2000................................................52
   Section 11.09   Partial Releases.........................................53
   Section 11.10   Table of Contents; Headings..............................53
   Section 11.11   Severability.............................................53
   Section 11.12   Counterparts.............................................53
   Section 11.13   Integration..............................................53
   Section 11.14   GOVERNING LAW............................................53
   Section 11.15   Waivers..................................................54
   Section 11.16   JURISDICTION; IMMUNITIES.................................54

EXHIBIT A            -        Authorization Letter

EXHIBIT B            -        Solvency Certificate

EXHIBIT C            -        Note

EXHIBIT D            -        List of Affiliates

EXHIBIT E            -        Assignment and Assumption Agreement

EXHIBIT F            -        Loan Commitments

EXHIBIT G            -        Notice of Assignment of Lease

EXHIBIT H            -        Pending Disbursements Clause

            LOAN AGREEMENT ("this Agreement") dated as of March 29, 1999 among TAUBMAN AUBURN HILLS ASSOCIATES LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware ("Borrower"), FLEET NATIONAL BANK ("Fleet"), PNC BANK, NATIONAL ASSOCIATION (in its individual capacity and not as Administrative Agent, "PNC") and the other lenders signatory hereto (Fleet, PNC, said other lenders signatory hereto, and the lenders who from time to time become Banks pursuant to Section 3.07 or 11.05, each a "Bank" and collectively, the "Banks") and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent").

            Borrower has requested that the Banks extend credit as provided herein, and the Banks are prepared to extend such credit.

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual
agreements,   covenants  and  conditions   hereinafter   set  forth,   Borrower,
Administrative Agent and each of the Banks agree as follows:

                                   ARTICLE I

                                DEFINITIONS; ETC.

            Section 1.01   Definitions.
                           -----------
            As used in this Agreement the following terms have the following meanings (except as otherwise provided, terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

            "Administrative Agent" has the meaning specified in the preamble.

            "Administrative Agent's Office" means Administrative Agent's address located at One PNC Plaza, 249 Fifth Avenue, P1-POPP-19-2, Pittsburgh, Pennsylvania 15222, Attention: Real Estate Banking, or such other address in the United States as Administrative Agent may designate by notice to Borrower and the Banks.

            "Affiliate" means, with respect to any Person (the "first Person"), any other Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the first Person or (2) 10% or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

            "Applicable Lending Office" means, for each Bank and for its LIBOR Loan or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its LIBOR Loan or Base Rate Loan, as applicable, is to be made and maintained.

            "Assignee" has the meaning specified in Section 11.05.

            "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT E, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 11.05.

            "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT A.

            "Bank" and "Banks" have the respective meanings specified in the preamble.

            "Bank Parties" means Administrative Agent and the Banks.

            "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in Pittsburgh, Boston and New York and (2) whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

            "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate for such day plus .50% or (2) the Prime Rate for such day.

            "Base Rate Loan" means all or any portion (as the context requires) of a Bank's Loan which shall accrue interest at a rate determined in relation to the Base Rate.

            "Borrower" has the meaning specified in the preamble.

            "Borrower's Accountants" means Deloitte & Touche, or such other accounting firm(s) selected by Borrower and reasonably acceptable to the Required Banks.

            "Borrower's Share of Total Project Costs" means, from time to time, the excess of the amount of Total Project Costs over $170,000,000.

            "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

            "Closing Date" means the date this Agreement has been executed by all parties.

            "Co-Agents" means Dresdner Bank AG and Commerzbank AG.

            "Code" means the Internal Revenue Code of 1986.

            "Commitment Amount" means, at any time, the sum of the Principal Amount plus the remaining amount, if any, of the Total Loan Commitment available to be disbursed hereunder.

            "Completion Costs Guaranty" means the Completion Costs Guaranty, dated the date hereof, from Guarantor to the Banks.

            "Construction Consultant" means Eckland Consultants Inc. or other engineering/architectural firm designated by Administrative Agent from time to time on behalf of the Banks.

            "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.12 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

            "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.12 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Loan from one Applicable Lending Office to another.

            "Debt" means (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations), (2) obligations as lessee under Capital Leases, (3) current liabilities in respect of unfunded vested benefits under any Plan, (4)
obligations under letters of credit issued for the account of any Person, (5) all obligations arising under bankers' or trade acceptance facilities, (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

            "Debt Service Coverage" means, for any calendar quarter, Net Operating Income, annualized (i.e., multiplied by four (4)), divided by
                                 ----
Hypothetical Annual Debt Service.

            "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

            "Default Rate" means a rate per annum equal to (1) with respect to Base Rate Loans, a variable rate 2% above the rate of interest then in effect thereon and (2) with respect to LIBOR Loans, a fixed rate 2% above the rate(s) of interest in effect thereon (including the LIBOR Margin) at the time of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate 2% above the rate of interest for a Base Rate Loan.

            "Disposition" means a sale (whether by assignment, transfer or Capital Lease) of an asset.

            "Dollars" and the sign "$" mean lawful money of the United States of America.

            "Elect", "Election" and "Elected" refer to election, if any, by Borrower pursuant to Section 2.12 to have all or a portion of an advance of the Loans be outstanding as LIBOR Loans.

            "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

            "Environmental Law" means any Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person (1) affecting or relating to Borrower's compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower,
(2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at the Premises, including, without limitation
(a) the existence of any contamination or possible or threatened contamination at the Premises and (b) remediation of any Environmental Discharge or Hazardous Materials at the Premises or any part thereof and (3) relating to any violation or alleged violation of any relevant Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of organizations (within the meaning of Section 414(b) of the Code) as Borrower or Guarantor or is under common control (within the meaning of Section 414(c) of the Code) with Borrower or Guarantor or is required to be treated as a single employer with Borrower or Guarantor under
Section 414(m) or (o) of the Code.

            "Event of Default" has the meaning specified in Section 8.01.

            "Federal Funds Rate" means, for any day, the rate per annum (based on a year of 360 days) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, however, that if
                                                    --------   -------
such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

            "Fiscal Year" means each period from January 1 to December 31.

            "Fleet" has the meaning specified in the preamble.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.13 (except for changes concurred in by Borrower's Accountants).

            "Good Faith Contest" means the contest of an item if (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (2) adequate reserves are established with respect to the contested item, (3) during the period of such contest, the enforcement of any contested item is effectively stayed and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to (x) to have an adverse effect on the Mortgaged Property or any part thereof or on the Banks' interest therein or (y) result in a Material Adverse Change.

            "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

            "Governmental Authority" means any nation or government, any state, or any political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantor" means The Taubman Realty Group Limited Partnership, a Delaware limited partnership, Borrower's managing general partner and the owner of an 80% general partnership interest therein.

            "Guaranty" means, collectively, the Completion Costs Guaranty and the Payment Guaranty.

            "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

            "Hypothetical Annual Debt Service" means, for any calendar quarter (the date of the end of such calendar quarter being herein referred to as a "Determination Date"), an amount equal to the greater of (1) the constant annual payment of principal plus interest required to fully amortize, over a term of twenty-five (25) years, a hypothetical loan in an amount equal to the Commitment Amount as of such Determination Date, assuming such loan were to bear interest at a rate equal to 2% per annum in excess of the percentage yield to maturity of the then "on-the-run" ten (10)-year United States Treasury Note or (2) 8.5% of the Commitment Amount as of such Determination Date.

            "Improvements"   means   the   existing   single-level,    enclosed,
super-regional value shopping center containing approximately 1,141,500 SFGLA operated by Borrower on the Premises.

            "Indemnity" means an agreement from Borrower and Guarantor whereby, among other things, the Bank Parties are indemnified regarding Hazardous Materials in respect of the Premises.

            "Initial Advance" means the first advance of proceeds of the Loans.

            "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as Borrower may select pursuant to
Section 2.06, on the
numerically corresponding day in the first, second, third or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

            "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a
Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

            "LIBOR Base Rate" means, with respect to any Interest Period therefor, the rate per annum for the first day of the Interest Period ("the Reset Date") for deposits in Dollars for a period of the number of months contained in the Interest Period (the "Designated Maturity") which appears on Dow Jones Page 3750 (or such other display page on the Dow Jones System as may replace such Page 3750) as of 11:00 a.m. (London time) on the day that is two
(2) Banking Days prior to that Reset Date for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan in question outstanding during such Interest Period. If such rate does not appear on Dow Jones Page 3750 (or such replacement page), the rate for a Reset Date will be determined on the basis of the rates at which deposits in Dollars are offered by four (4) major banks in the London interbank market as selected by Administrative Agent and agreed to by Borrower (the "Reference Banks") at approximately 11:00 a.m. (London time) on the day that is two (2) Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of the Designated Maturity commencing on that Reset Date and in an amount comparable to the amount of the LIBOR Loan to be outstanding during such Interest Period (the "Representative Amount"). Administrative Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that Reset Date will the arithmetic mean of the rates quoted by major banks in New York City, selected by Administrative Agent and agreed to by Borrower, at approximately 11:00 a.m. (New York time) on that Reset Date for loans in Dollars to leading European banks for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount.

            "LIBOR Interest Rate" means, for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period.

            "LIBOR Loan" means all or any portion (as the context requires) of any Bank's Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

            "LIBOR Margin" means, with respect to LIBOR Loans, 1.50% per annum, as the same may be reduced in accordance with Section 2.17.

            "LIBOR Reserve Requirement" means, for any LIBOR Loan, the rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained during the Interest Period for such LIBOR Loan under Regulation D by the applicable Bank against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves actually required to be maintained by any Bank by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section 1.01 or (2) any category of extensions of credit or other assets which include loans the interest rate on which is determined on the basis of rates referred to in said definition of "LIBOR Base Rate".

            "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

            "Loan" and "Loans" have the respective meanings specified in
Section 2.01.

            "Loan Commitment" means, with respect to each Bank, the obligation to make a Loan in the principal amount set forth on EXHIBIT F, as such amounts may be changed from time to time in accordance with the terms of this Agreement.


            "Loan Documents"  means this Agreement,  the Notes, the Mortgage and
related  Uniform  Commercial  Code  financing  statements,   the  Guaranty,  the
Indemnity, the Authorization Letter and the Solvency Certificate.

            "Major Lease" means any lease demising 20,000 SFGLA or more of the Improvements.

            "Master Declaration" means that certain Master Declaration of Easements and Restrictions, dated as of June 11, 1997, made by Borrower, as Developer, as amended by that certain First Amendment to Master Declaration of Easements and Restrictions, dated as of January 20, 1998, both recorded in the land records of Oakland County, Michigan, which Master Declaration encumbers the Premises and certain other property previously owned by Borrower and conveyed by it subsequent to the date of such Master Declaration to (1) the Owner Anchors and (2) certain other Persons, and on which, in the case of the property conveyed to the Owner Anchors, the respective Owner Anchor Stores are located.

            "Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations, financial condition, property or prospects of Borrower or Guarantor or (2) any event or occurrence of whatever nature which is likely to (x) have a material adverse effect on the ability of Borrower or Guarantor to perform their respective obligations under the Loan Documents or (y) create, in the sole and absolute judgment (reasonably exercised) of Administrative Agent, a material risk of sale or forfeiture of any of the Mortgaged Property (other than an immaterial portion thereof) or otherwise materially impair the Mortgaged Property or the Banks' rights therein.

            "Maturity Date" means April 1, 2002, subject to extension in accordance with Section 2.05.

            "Mortgage" means the Mortgage, Assignment of Leases and Rents and Security Agreement, dated the date hereof, of the Premises and Improvements made by Borrower to Administrative Agent to secure the payment and performance of Borrower's obligations hereunder, under the Notes and otherwise in respect of the Loans.

            "Mortgaged Property" means the Premises, Improvements and other property constituting the "Mortgaged Property", as said quoted term is defined in the Mortgage.

            "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "Net Cash Flow" means, for any period, net cash from operations of Borrower at the Premises.

            "Net Operating Income" means, for any calendar quarter, an amount equal to:

                  (1) the sum, determined in accordance with GAAP (but adjusted for non-cash revenues attributable to straight-lining of rents), of (a) rental income and common area and other expense reimbursements from tenants in occupancy in the Improvements plus (b) other income from
                                                    ----
      operating the Premises (excluding income from sales of property)

less
----
                  (2) the sum, determined in accordance with GAAP, of (a) actual operating expenses of the Premises (including a management fee of 4% of gross rentals), real estate taxes and bad debt expense plus (b) tenant
                                                                 ----
      improvement and capital expense reserves in an aggregate amount equal to $0.15 per square foot,

all determined by Administrative Agent in its sole but reasonable judgment.

            "Note" and "Notes" have the respective meanings specified in
Section 2.09.

            "Obligations"   means  each  and  every  obligation,   covenant  and
agreement of Borrower, now or hereafter existing, contained in this Agreement, and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to, all indebtedness, obligations and liabilities of Borrower to Administrative Agent and any Bank now existing or hereafter incurred under or arising out of or in connection with the Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower, under any instrument now or hereafter evidencing or securing any of the foregoing.

            "Owner Anchor Stores" means those stores containing approximately 110,878 (Loeks-Star) and 124, 270 (Bass Pro) SFGLA, respectively, located on parcels contiguous to portions of the Premises, which portions are owned, occupied and operated by the respective Owner Anchors, and which, together with the Improvements, are being operated as an integrated shopping center pursuant to the REAs.

            "Owner Anchors" means, respectively, Loeks-Star Partners, a Michigan Co-Partnership, and Bass Pro Outdoor World, L.P., a Missouri limited partnership.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Payment Guaranty" means the Guaranty of Payment, dated the date hereof, from Guarantor to the Banks.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA or to which
Section 412 of the Code applies.

            "PNC" has the meaning specified in the preamble.

            "Premises" means the real property located in Auburn Hills, Michigan containing approximately 266 acres on which the Improvements are situated and which is more particularly described on Schedule A to the Mortgage.

            "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

            "Prime Rate" means that rate of interest from time to time announced by PNC at its principal office (presently located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222) as its then prime rate, which rate may not be the lowest rate then being charged to commercial borrowers by PNC.

            "Principal Amount" means, at any time, the aggregate outstanding principal amount of the Notes.

            "Pro Rata Share" means, for purposes of this Agreement and with respect to each Bank, a fraction, the numerator of which is the amount of such Bank's Loan Commitment and the denominator of which is the Total Loan Commitment.

            "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

            "REAs" means those certain Agreements of Easements and Restrictions, dated April 7, 1998 (Bass Pro) and May 1, 1998 (Loeks-Star), between Borrower and the respective Owner Anchors, both of which were recorded in the land records of Oakland County, Michigan (together with any and all agreements incidental or supplemental thereto) pursuant to which the Improvements and the Owner Anchor Stores are being operated as an integrated super-regional value shopping center commonly known as Great Lakes Crossing.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

            "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

            "Required Banks" means, at any time, the Banks holding at least 66-2/3% of the then Principal Amount.

            "SFGLA" means square feet of gross leasable area.

            "Solvency Certificate" means a certificate in substantially the form of EXHIBIT B, to be delivered by Borrower pursuant to the terms of this Agreement.

            "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged and (5) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Supplemental Fee Letter" means that certain letter agreement, dated the date hereof, among Fleet, PNC, Administrative Agent, Syndication Agent and Borrower.

            "Syndication Agent" means Fleet.

            "TCI"  means  Taubman   Centers,   Inc.,  a  Michigan   corporation,
Guarantor's managing general partner.

            "Title Insurer" means the issuer(s) of the title insurance policy(ies) insuring the Mortgage.

            "Total Loan Commitment" means $170,000,000.

            "Total Project Costs" means all costs of construction and development of the Improvements, as reflected in the project budget delivered pursuant to paragraph (29) of Section 4.01, subject to change from time to time in accordance with amendments to or replacements of said budget approved by Administrative Agent.

            "TRG Consolidated Financial Statements" means the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of Guarantor, prepared in accordance with GAAP.

            Section 1.02 Accounting Terms. All accounting terms not specifically
                         ----------------
defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

            Section 1.03  Computation  of  Time  Periods.   Except  as otherwise
                          ------------------------------
provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

            Section 1.04  Rules  of  Construction.  When used in this  Agreement
                          -----------------------
(1) "or" is not exclusive, (2) a reference to a Law includes any amendment or modification to, or replacement of, such Law, (3) a reference to a Person includes its permitted successors and permitted assigns, (4) except as provided otherwise, all references to the singular shall include the plural and vice
                                                                            ----
versa, (5) except as provided in this Agreement, a reference to an agreement, ----- instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents, (6) all references to Articles or Sections shall be to Articles and Sections of this Agreement unless otherwise indicated and (7) all Exhibits to this Agreement shall be incorporated into this Agreement.

                                   ARTICLE II

                                    THE LOANS

     Section 2.01   The Loans; Advances Generally.   Subject  to  the  terms and
                    -----------------------------
conditions of this Agreement, each of the Banks severally agrees to make a loan to Borrower (each such loan by a Bank, a "Loan"; such loans, collectively, the "Loans") pursuant to which the Bank shall from time to time advance to Borrower up to an amount equal to such Bank's Loan Commitment. The Initial Advance shall be in the amount of approximately $156,000,000 and shall be made upon Borrower's satisfaction of the conditions set forth in Section 4.01. Subject to the provisions of Section 6.14, subsequent advances shall be made no more frequently than monthly thereafter, upon satisfaction of the conditions set forth in
Section 4.02 and the amount of each advance subsequent to the Initial Advance shall be equal to 80% of the Total Project Costs which were incurred by Borrower during the period since the date of the previous request for advance. In addition, the amount of each such subsequent advance shall be (x) in the case of advances of Base Rate Loans, in the minimum amount of $100,000 and in integral multiples of $100,000 above such amount and (y) in the case of advances of LIBOR Loans, in the minimum amount of $1,000,000 and in integral multiples of $100,000 above such amount. The Loans may be outstanding as (i) Base Rate Loans, (ii) LIBOR Loans or (iii) a combination of the foregoing, as Borrower shall elect and notify Administrative Agent in accordance with Section 2.14. The LIBOR Loan and Base Rate Loan of each Bank shall be maintained at such Bank's Applicable Lending Office for its LIBOR Loan and Base Rate Loan, respectively.

     Section 2.02   Nature of Banks' Obligations. The  obligations  of the Banks
                    ----------------------------
under this Agreement are several, and no Bank shall be responsible for the failure of any other Bank to make any advance of a Loan to be made by such other Bank. However, the failure of any Bank to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Bank of its obligation to make any advance of its Loan specified hereby to be made on such date.

     Section 2.03   Purpose.  Borrower  shall  use  the  proceeds  of  the Loans
                    -------
solely to pay Total Project Costs, including, without limitation, to (i) pay Borrower's costs in connection with the closing of the Loans, as reasonably approved by Administrative Agent and (ii) repay the existing loan made to Guarantor by some or all of the Banks signatory hereto, which loan is referred to in paragraph (31) of Section 4.01 and the proceeds of which were used to finance the construction of the Improvements.

     Section   2.04   Procedures   for   Advance.   Borrower   shall  submit  to
                      --------------------------
Administrative Agent a request for each advance of proceeds of the Loans hereunder no later than 10:00 a.m. (Pittsburgh time) on the date, in the case of advances of requested Base Rate Loans, which is two (2) Banking Days, and, in the case of advances of requested LIBOR Loans, which is three (3) Banking Days, prior to the date the advance is to be made. In addition to stating the amount requested, each request for advance shall certify (w) that no Default or Event of Default then exists or, to the best knowledge of the individual executing such request for advance, would exist as a result of such advance, (x) that the advance will be, and all prior advances have been, used solely for the purposes described in Section 2.03, (y) that none of the costs covered by said request for advance were the subject of any previous request for advance and (z) the amount of Total Project Costs which Borrower has incurred during the period since the date of the previous request for advance and that Borrower has actually paid, as an equity investment in the Improvements, 20% of such amount. Administrative Agent, upon its receipt and approval of the request for advance, will so notify the Banks either by telephone or by facsimile. Not later than 10:00 a.m. (Pittsburgh time) on the date of each advance, each Bank shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent's Office and in immediately available funds, for the account of Borrower. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by Administrative Agent's crediting an account of Borrower designated by Borrower in the request for advance.

     Section 2.05   Extension of Maturity Date. Provided there exists no Default
                    --------------------------
or Event of Default, Borrower shall have the option, exercisable once, to extend the original Maturity Date for a period of one (1) year, subject to (i) Administrative Agent's receipt of (x) a written request from Borrower for such extension between sixty (60) and ninety (90) days prior to the original Maturity Date, (y) an extension fee, for the account of the Banks, in the amount of .15% of the Principal Amount as of the original Maturity Date and (z) such note extension agreement(s) as Administrative Agent may reasonably require and (ii) Administrative Agent's determination (which shall be conclusive so long as made on a reasonable basis) that, as of the original Maturity Date, (1) Guarantor is in compliance with the covenants set forth in paragraphs 14 and 15 of the Payment Guaranty, (2) the Improvements (other than unleased tenant space and minor "punch-list" items) have been satisfactorily completed, lien-free, (3) at least 85% of the total SFGLA in the Improvements is covered by executed leases pursuant to which the tenants thereunder are in occupancy and which have an unexpired term of one (1) year or more, (4) the Principal Amount does not exceed 70% of the "as-is" value of the Premises (as reflected in an update to the appraisal delivered pursuant to Section 4.01(8), which updated appraisal shall be commissioned by Administrative Agent at Borrower's expense) and (5) Debt Service Coverage is at least 1.4, on average, for the four (4) full calendar quarters immediately preceding the date of Borrower's written request for the extension; provided, however, that the foregoing loan-to-value and Debt Service
            --------  -------
Coverage conditions set forth in clauses (4) and (5) above shall be deemed satisfied if Borrower makes a partial prepayment of the Principal Amount on or before the original Maturity Date in an amount such that the requisite loan-to-value or Debt Service Coverage, each recomputed based on the reduced Principal Amount, is attained.

     Section 2.06   Interest Periods; Renewals.  In the case of the LIBOR Loans,
                    --------------------------
Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Maturity Date, (ii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day and (iii) only five (5) (or four (4) if any portion of the Principal Amount is bearing interest at the Base Rate) discrete segments of a Bank's Loan bearing interest at a LIBOR Interest Rate, for a designated Interest Period, pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Bank's Loan corresponding to a proportionate segment of each of the other Banks' Loans).

            Upon notice to Administrative Agent as provided in Section 2.14, Borrower may Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above. If Borrower shall fail to give notice to Administrative Agent of such a Continuation, such LIBOR Loan shall automatically become a Base Rate Loan on the last day of the current Interest Period.

            Section 2.07 Interest. Borrower shall pay interest to Administrative
                         --------
Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (i) for Base Rate Loans at a rate equal to the Base Rate and (ii) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the LIBOR Margin. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

            The interest rate on Base Rate Loans shall change when the Base Rate changes. Interest on Base Rate Loans and LIBOR Loans shall not exceed the maximum amount permitted under applicable law. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of both Base Rate Loans and LIBOR Loans, three hundred sixty (360) days.

            Accrued interest shall be due and payable in arrears, in the case of both Base Rate Loans and LIBOR Loans, on the first Banking Day of each calendar month; provided, however, that interest accruing at the Default Rate shall be
        --------   -------
due and payable on demand.

            Section  2.08 Fees.  Borrower  shall  pay,  for the  accounts of the
                          ----
parties specified therein, the fees provided for, on the dates specified, in the Supplemental Fee Letter.

            Section 2.09 Notes.  The Loan made by each Bank under this Agreement
                         -----
shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower in the form of EXHIBIT C duly completed and executed by Borrower, in the principal amount equal to such Bank's Loan Commitment, payable to such Bank for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, including any substitute note pursuant to Section 3.07 or 11.05, a "Note"; all such notes, as so amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, collectively, the "Notes"). Each Note shall mature, and all outstanding principal and accrued interest and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated or extended.

            Each Bank is hereby authorized by Borrower to endorse on a schedule attached to the Note held by it, the amount of each advance, and each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Loan, which endorsements, if made, shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loan made by such Bank; provided, however, that the failure to make such
                           --------   -------
notations with respect to the Loans or each advance or each payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Note held by such Bank.

            In case of any loss, theft, destruction or mutilation of any Bank's Note, Borrower shall, upon its receipt of an affidavit of an officer of such Bank as to such loss, theft, destruction or mutilation and an appropriate indemnification, execute and deliver a replacement Note to such Bank in the same principal amount and otherwise of like tenor as the lost, stolen, destroyed or mutilated Note.

           Section 2.10 Prepayments. Borrower may, upon at least one (1) Banking
                        -----------
Day's notice to Administrative Agent in the case of the Base Rate Loans, and at least two (2) Banking Days' notice to Administrative Agent in the case of LIBOR Loans (in each case to be received by Administrative Agent no later than 1:00 p.m., Pittsburgh time), prepay the Loans, in whole or in part, provided that (i)
                                                               --------
any partial prepayment under this Section shall be in integral multiples of $1,000,000, (ii) a LIBOR Loan may be prepaid only on the last day of the Applicable Interest Period for such LIBOR Loan and (iii) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid through the date of prepayment. Any prepayment shall effect a permanent reduction in the Total Loan Commitment by the amount prepaid.

           Section 2.11   Method of Payment.  Borrower  shall  make each payment
                          -----------------
under this Agreement and under the Notes not later than 11:00 a.m. (Pittsburgh time) on the date when due in Dollars to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment (assuming receipt by 11:00 a.m.), cause to be distributed to each Bank (i) such Bank's appropriate share (based upon the respective outstanding principal amounts and rate(s) of interest under the Notes of the Banks) of the payments of principal and interest in like funds for the account of such Bank's Applicable Lending Office and (ii) fees payable to such Bank in accordance with the terms of this Agreement. Borrower hereby authorizes Administrative Agent and the Banks, if and to the extent payment by Borrower is not made when due under this Agreement or under the Notes, to charge from time to time against any account Borrower maintains with Administrative Agent or any Bank any amount so due to Administrative Agent and/or the Banks.

           Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

           Section 2.12 Elections, Conversions or Continuation of Loans. Subject
                        ------------------------------------------------
to the provisions of Article III and Sections 2.06 and 2.13, Borrower shall have the right to Elect to have all or a portion of any advance of the Loans be LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that (i) Borrower shall give Administrative Agent notice
              --------
of each such Election, Conversion or Continuation as provided in Section 2.14 and (ii) a LIBOR Loan may be Converted or Continued only on the last day of the applicable Interest Period for such LIBOR Loan. Except as otherwise provided in this Agreement, each Election, Continuation and Conversion shall be applicable to each Bank's Loan in accordance with its Pro Rata Share.

     Section 2.13 Minimum Amounts. With respect to the Loans as a whole, each Election of, and each Conversion to, LIBOR Loans shall be in an amount at least equal to $1,000,000 and in integral multiples of $100,000.

     Section  2.14  Certain  Notices   Regarding   Elections,   Conversions  and
                    ------------------------------------------------------------
Continuations  of  Loans .  Notices  by  Borrower  to  Administrative  Agent  of
------------------------
Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than 10:00 a.m. (Pittsburgh time) on the number of Banking Days prior to the date of the relevant Election, Conversion or Continuation specified below:


                                                     Number of
                   Notice                         Banking Days Prior
                   ------                         ------------------

      Conversions into Base Rate Loans                  three (3)

      Election of, Conversions into or                  three (3)
      Continuations as, LIBOR Loans

Promptly following its receipt of any such notice, Administrative Agent shall so advise the Banks either by telephone or by facsimile. Each such notice of Election shall specify the portion of the amount of the advance that is to be LIBOR Loans (subject to Section 2.13) and the duration of the Interest Period applicable thereto (subject to Section 2.06); each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.13) and the duration of the Interest Period applicable thereto (subject to Section 2.06). In the event that Borrower fails to Elect to have any portion of an advance of the Loans be LIBOR Loans, the entire amount of such advance shall constitute Base Rate Loans. In the event that Borrower fails to Continue LIBOR Loans within the time period and as otherwise provided in this Section, such LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.

     Section 2.15   Late  Payment Premium.  Borrower  shall,  at  Administrative
                    ---------------------
Agent's option, pay to Administrative Agent for the account of the Banks a late payment premium in the amount of 4% of any payments of interest under the Loans made more than fifteen (15) days after the due date thereof, which shall be due with any such late payment. Such late charge represents the reasonable estimate of Borrower and the Banks of a fair average compensation for the loss that may be sustained by the Banks due to the failure of Borrower to make timely payments. Such late charge shall be paid without prejudice to the right of the Banks to collect any other amounts provided herein or in the other Loan Documents to be paid or to exercise any other remedies under the Loan Documents.

     Section  2.16  Amortization  Payments .  Commencing  on  the  first  day of
                    ----------------------
the first month following the second anniversary of the Closing Date, and on the first day of each month thereafter until the Maturity Date, Borrower shall, and hereby covenants and promises to, make monthly payments in reduction of the Principal Amount. The amount of the first twelve (12) such principal payments shall be computed in accordance with a twenty-five (25)-year fully amortizing, constant payment mortgage schedule based on the Principal Amount at the time of the first such payment date and an assumed per annum interest rate of 2% in excess of the percentage yield to maturity of the then "on-the-run" ten
(10)-year United States Treasury Note. If the Maturity Date is extended in accordance with the provisions of Section 2.05, then, at the time of the thirteenth (13th) payment, the amount of the monthly payment shall be recalculated, such that the amount of the thirteenth (13th) payment and all payments thereafter shall be computed in accordance with a twenty-four
(24)-year, fully-amortizing, constant payment mortgage schedule based on the Principal Amount as of the date of said thirteenth (13th) payment and an assumed per annum interest rate of 2% in excess of the percentage yield to maturity of the then "on-the-run" ten (10)-year United States Treasury Note.

     Section 2.17  Interest  Rate  Reduction . At any time  following  the first
                   -------------------------
anniversary of the Closing Date, the LIBOR Margin shall be reduced to 1.40% per annum provided that (i) Borrower shall have satisfied the requirements for and conditions to its entitlement to an extension of the Maturity Date set forth in
Section 2.05 (except that (A) condition (4) thereof need not be satisfied for such rate reduction and (B) the required Debt Service Coverage in condition (5) thereof must be for the four (4) full calendar quarters immediately preceding the rate reduction) and (ii) Administrative Agent shall have received evidence that (x) the tenants under Major Leases have achieved "Tenant Sales" (as hereinafter defined) of at least $275 per square foot and (y) the tenants under non-Major Leases have achieved Tenant Sales of at least $300 per square foot. As used in this Section, the term "Tenant Sales" means the average sales per square foot of tenants in occupancy (exclusive of tenants not required to report sales) at any time during the most recently ended twelve (12)-month period for which sales results are available.

     Section  2.18  Mandatory  Prepayment.  If at  any time  during the term of
                    ---------------------
the Loans the Principal Amount exceeds 80% of the then Total Project Costs, Borrower shall, and hereby covenants and promises to, within ten (10) days of Administrative Agent's demand therefor, make a payment in reduction of the Principal Amount in an amount equal to such excess.

                                  ARTICLE III

                       YIELD PROTECTION; ILLEGALITY; ETC.

     Section 3.01  Additional  Costs.  Borrower  shall pay directly to each Bank
                   -----------------
from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining a LIBOR Loan, or its obligation to make or maintain a LIBOR Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of its LIBOR Loan or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

     (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any such LIBOR Loan (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

     (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loan or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01), or any commitment of such Bank (including such Bank's Loan Commitment hereunder); or

     (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities). Notwithstanding the foregoing, in the event that any Bank determines that it shall incur Additional Costs in maintaining a LIBOR Loan, such Bank shall provide written notice thereof to Borrower (with a copy to Administrative Agent), which notice shall include the dollar amount of the Additional Costs, and Borrower shall have the option, which option must be exercised within five
    (5) Banking Days of Borrower's receipt of such notice, to prepay such LIBOR Loan or to Convert such LIBOR Loan into a Base Rate Loan, subject, however, to the provisions of Section 3.05.

            Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Bank to permit Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

            Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be conclusive absent manifest error.

            To the extent that changing the jurisdiction of a Bank's Applicable Lending Office would have the effect of minimizing Additional Costs, each such Bank shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to each such Bank.

     No Bank shall be entitled to any compensation pursuant to this Section relating to any period more than ninety (90) days prior to the date notice thereof is given to Borrower by such Bank.

     Section 3.02 Limitation on Types of Loans.  Anything herein to the contrary
                  ----------------------------
notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

     (1) Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans as provided in this Agreement; or

     (2) a Bank determines (which determination shall be conclusive) and promptly notifies Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to such Bank of making or maintaining such LIBOR Loan for such Interest Period; then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks (or, in the case of the circumstances described in clause
(2) above, the affected Bank) shall be under no obligation to permit Elections of LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest
Period(s) for the affected outstanding LIBOR Loans, either (x) prepay the affected LIBOR Loans or (y) Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.12.

     Section  3.03  Illegality.  Notwithstanding  any  other  provision  of this
                    ----------
Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan hereunder, to allow Elections of a LIBOR Loan or to Convert a Base Rate Loan into a LIBOR Loan, then such Bank shall promptly notify Administrative Agent and Borrower thereof and such Bank's obligation to make or maintain a LIBOR Loan, or to permit Elections of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Bank may again make and maintain a LIBOR Loan.

     Section 3.04   Treatment of Affected Loans. If the  obligations of any Bank
                    ---------------------------
to make or maintain a LIBOR Loan, or to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections 3.01 or 3.03 (each LIBOR Loan so affected being herein called an "Affected Loan"), such Bank's Affected Loan shall be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).

     To the extent that such Bank's Affected Loan has been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loan shall be applied instead to its Base Rate Loan and such Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

     In the event that the conditions giving rise to the suspension of any Bank's obligations to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan shall cease to exist, such Bank shall provide Borrower with prompt written notice of same (with a copy to Administrative Agent), and such Bank shall again be obligated to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan in accordance with this Agreement.

     Section 3.05   Certain Compensation.  Borrower shall pay to  Administrative
                    --------------------
Agent for the account of the applicable Bank, upon the request of such Bank through Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

      (1) any payment, prepayment, Conversion or Continuation of a LIBOR Loan made by such Bank on a date other than the last day of an applicable Interest Period for such LIBOR Loan, whether by reason of acceleration or otherwise; or

      (2) any failure by Borrower for any reason to Convert or Continue a LIBOR Loan to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.14; or

      (3) any failure by Borrower to borrow (or to qualify for a borrowing of) a LIBOR Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.14 given or submitted by Borrower.

     Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted, Continued or borrowed) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow) to the last day of the then current applicable Interest Period (or, in the case of a failure to Convert, Continue or borrow, to the last day of the applicable Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan provided for herein, over (2) the amount of interest (as reasonably determined by such Bank) based upon the interest rate which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

     Section 3.06   Capital Adequacy.  If  any  Bank shall have determined that,
                    ----------------
after   the   date  hereof,  the  adoption  of  any  applicable  law,  rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.

     Section 3.07   Substitution  of  Banks. If any Bank (an  "Affected  Bank")
                    -----------------------
(i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) gives notice to Borrower that such Bank is unable to make or maintain a LIBOR Loan as a result of a condition described in Section 3.03 or clause (2) of Section 3.02, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.03 or clause (2) of Section 3.02 to be applicable), as the case may be, give notice (a "Replacement Notice") to Administrative Agent (which will promptly forward a copy of such notice to each Bank) of Borrower's intention either (x) to prepay in full the Affected Bank's Note and to terminate the Affected Bank's entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the "Replacement Bank") designated in such Replacement Notice.

            In the event Borrower opts to give the notice provided for in clause
(x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of
Section 3.02, then, so long as no Default or Event of Default shall exist, Borrower may terminate the Affected Bank's entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank's Note, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05.

            In the event Borrower opts to give the notice provided for in clause
(y) above, and if (i) Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty (30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of Section 3.02, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided,
                                                         --------
however, that prior to or simultaneously with any such assignment and assumption
-------
Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05. Upon the effective date of such assignment and assumption, the Replacement Bank shall become a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a substitute Note shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank's Note. The obligations evidenced by such substitute note shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Replacement Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 9.13.

            Borrower, Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     Section 4.01   Conditions Precedent to Initial Advance.  The obligations of
                    ---------------------------------------
the Banks hereunder and the obligation of each Bank to make the Initial Advance are subject to the condition precedent that Administrative Agent shall have received on or before the Closing Date (other than with respect to paragraph
(26) below, which shall be required prior to the Initial Advance) each of the following documents, and each of the following requirements shall have been fulfilled:

     (1)   Fees  and  Expenses.  The  payment  of  (i)  all  fees  and  expenses
           -------------------
    incurred by Administrative Agent and Syndication Agent (including, without limitation, the reasonable fees and expenses of legal counsel, the Construction Consultant and any appraiser or environmental or insurance consultants) and (ii) those fees specified in the Supplemental Fee Letter to be paid on or before the Closing Date;

     (2) Notes.  The Notes for Fleet,  PNC and each of the other Banks signatory
         -----
    hereto,  duly  executed  by  Borrower;

     (3) Mortgage and UCCs. The Mortgage, duly executed by Borrower and recorded
         -----------------
    (or delivered for recording) in the appropriate land records, together with duly executed UCC-1 financing statements filed (or delivered for filing) under the Uniform Commercial Code of all jurisdictions necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the lien created by the Mortgage;

     (4)  Guaranty.  The Guaranty,  duly  executed by  Guarantor;
          --------

     (5)  Indemnity.  The  Indemnity,  duly executed by Borrower and  Guarantor;
          ---------

     (6) Title  Policy.  A paid  title  insurance  policy  in the  amount of the
         -------------
Mortgage, in form approved by Administrative Agent and issued by the Title Insurer, which shall insure the Mortgage to be a valid first lien on Borrower's interests in the Premises and Improvements, free and clear of all liens, defects, encumbrances and exceptions other than those previously approved by Administrative Agent, and shall contain (i) a reference to the survey but no survey exceptions other than those approved by Administrative Agent, (ii) a Pending Disbursements Clause in the form of EXHIBIT H, (iii) if such policy is dated earlier than the date of the Initial Advance, an endorsement to such policy, in a form approved by Administrative Agent, conforming to the pending disbursements requirements set forth above and setting forth no additional exceptions other than those approved by Administrative Agent and (iv) such affirmative insurance and endorsements as Administrative Agent may require; and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Administrative Agent, in ALTA facultative form approved by Administrative Agent and with direct access provisions, as Administrative Agent may require;

     (7) Survey. A current ALTA/ACSM survey,  certified to Administrative  Agent
         ------
and the Title Insurer, showing (i) the location of the perimeter of the Premises by courses and distances, (ii) all easements, rights-of-way, and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Premises (with instrument, book and page number indicated),
(iii) the lines of the streets abutting the Premises and the width thereof, and any established building lines (and that such roads have been dedicated for public use and are completed and have been accepted by all required Governmental Authorities), (iv) any encroachments and the extent thereof upon the Premises,
(v) locations of all portions (with the acreage thereof also identified) of the Premises, if any, which are located in an area designated as a "flood prone area" as defined by U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973 and (vi) the Improvements, and the relationship thereof by distances to the perimeter of the Premises, established building lines and street lines;

     (8) Appraisal.  An independent M.A.I.  appraisal,  commissioned by
         ---------
Administrative Agent, of the value of the Premises, which appraisal shall indicate a stabilized value of $242,857,150 or more and shall comply in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

     (9) Insurance Policies.  The  policies and certificates of hazard and other
         ------------------
insurance required by the Mortgage, together with evidence of the payment of the premiums therefor;

     (10) Hazardous  Materials  Report/Reliance  Letter.  A  detailed  report
          ---------------------------------------------
(accompanied by a reliance letter acceptable to Administrative Agent) by a properly qualified engineer with regard to Hazardous Materials affecting the Premises, which shall include, inter alia, a certification that such engineer
                                 ----- ----
has examined a list of prior owners, tenants and other users of the Premises, and has made an on-site physical examination of the Premises and Improvements, and a visual observation of the surrounding areas, and disclosing the extent of past or present Hazardous Materials activities or of the presence of Hazardous Materials;

     (11) Plans, Etc.. A complete set of the plans and specifications for the
          ------------
Improvements and copies of a soil-engineer's report, a site plan (showing all necessary approvals, utility connections and site improvements) and all inspection and test records and reports made by or for Borrower or its architects;

     (12)  Consultant's  Report.  A  detailed report from the Construction
           --------------------
Consultant to the effect that (i) the Improvements are in satisfactory condition and have been constructed in accordance with the plans and specifications therefor approved by all Governmental Authorities, (ii) the Improvements comply with all applicable zoning and other Laws, (iii) all roads and utilities necessary for the full utilization of the Improvements for their intended purposes have been completed, (iv) there exists a sufficient number of parking spaces necessary to satisfy the requirements of all zoning and other applicable Laws with respect to the Premises, and all required landscaping, sidewalks and other amenities, and all off-site improvements, related to the Improvements have been completed and (v) it has received and approved the project budget required by paragraph (29) of this Section;

     (13)  Permits and Other  Approvals.  Copies of any and all  authorizations,
           ----------------------------
including plot plan and subdivision approvals, zoning variances, sewer, building and other permits, required by all Governmental Authorities for the use, occupancy and operation of the Premises and/or Improvements in accordance with all applicable building, environmental, ecological, landmark, subdivision and zoning Laws;

     (14)  Leases.  (i)  Notices  of  assignment  in the form of EXHIBIT G, duly
           ------
executed by Borrower, in respect of all executed leases of portions of the Improvements, (ii) a certified copy of the standard form of lease Borrower is using in connection with the leasing of space in the Improvements, (iii) the most recent rent roll and leasing report of the sort required by paragraph (15) of Section 6.09 (which most recent rent roll and leasing report must indicate that at least 856,125 SFGLA of the Improvements are covered by fully executed leases) and (iv) such of the following as Administrative Agent may request: (w) certified copies of executed leases, (x) tenant estoppel certificates, (y) subordination non-disturbance and attornment agreements and
(z) to the extent available, current financial statements of the tenants (and guarantors of the tenants' obligations, if applicable);

     (15) Master Declaratin and REAs. Copies, certified to be true and complete,
          --------------------------
of the Master Declaration and REAs, together with estoppel certificates with respect to the REAs from each of the Owner Anchors and, if available, current financial statements of such parties;

     (16)  Management  and Leasing  Contract.  A copy, certified  to be true and
           ---------------------------------
complete, of its contract with The Taubman Company Limited Partnership providing for the management, maintenance, operation and leasing of the Premises and Improvements, together with such collateral assignment or "will-serve" letter as Administrative Agent may require;

     (17) UCC  Searches.  Uniform  Commercial  Code  searches  with  respect  to
          -------------
Borrower and advice from the Title Insurer to the effect that searches of the proper public records disclose no leases of personalty or financing statements filed or recorded against Borrower or the Mortgaged Property;

     (18) Financial  Statements.  (i) Unaudited financial statements of Borrower
          ---------------------
and audited TRG Consolidated Financial Statements, each as of and for the year ended December 31, 1997 and (ii) unaudited financial statements of Borrower and unaudited TRG Consolidated Financial Statements each as of and for the quarter ended September 30, 1998, in each case certified by the chief financial officer or Treasurer;

     (19)  Evidence  of  Formation  and  Existence.  For  each of  Borrower  and
           ---------------------------------------
Guarantor, certified (as of the Closing Date) copies of its certificate and agreement of limited partnership, with all amendments thereto, and certificates of the Secretary of State of Michigan and of Delaware as to its good standing in such jurisdictions;

     (20)  Evidence  of  All  Partnership  Action.  For  each  of  Borrower  and
           --------------------------------------
Guarantor, certified (as of the Closing Date) copies of all documents evidencing partnership action taken by it authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered by it or on its behalf pursuant to this Agreement;

     (21)  Incumbency  and  Signature  Certificates.  For each of  Borrower  and
           ----------------------------------------
Guarantor, a certificate (dated as of the Closing Date) of the Secretary of the managing general partner of Guarantor certifying the names and true signatures of each person authorized to sign on its behalf;

     (22) Solvency  Certificate.  A duly executed Solvency  Certificate;
          ---------------------

     (23)  Compliance  Certificate.  A  certificate  of  the  sort  required  by
           -----------------------
paragraph (3) of Section 6.09;

     (24) Opinion of Counsel.  A favorable  opinion,  dated the Closing Date, of
          ------------------
Miro  Weiner  &  Kramer,  counsel  for  Borrower  and  Guarantor,   as  to  such
matters as Administrative Agent may reasonably request;

     (25)  Authorization  Letter.  The  Authorization  Letter,  duly executed by
           ---------------------
Borrower;

     (26) Request for Advance.  A request for advance in accordance with Section
          -------------------
2.04;

     (27)   Certificate.   The  following   statements   shall  be  true  and
            -----------
Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

           (a) All representations and warranties contained in this Agreement and in each of the other Loan Documents are true and correct on and as of the Closing Date as though made on and as of such date,

           (b) No Default or Event of Default has occurred and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents, and

           (c) None of the Improvements has been injured or damaged by fire or other casualty, or, if they have, such injury or damage does not exceed $5,000,000 and is fully covered by insurance;

      (28)  Supplemental Fee Letter.  The Supplemental Fee Letter, duly executed
            -----------------------
by Borrower;

      (29) Project Budget.  A budget  setting  forth, on an item-by-item  basis,
           --------------
all hard and soft costs incurred, and estimated by Borrower to be incurred, by Borrower in connection with its development and construction of the Improvements;

     (30) Equity  Investment.  A certificate from  Borrower  demonstrating  that
          ------------------
     it has invested equity in the Premises (i.e., its payment of Total Project Costs) in an amount equal to at least $25,000,000, which certificate shall be accompanied by such evidence of such investment as Administrative Agent may reasonably request;

     (31) Termination of Existing Loan. Evidence that that certain  $210,000,000
          ----------------------------
unsecured loan made pursuant to a Loan Agreement, dated as of November 25, 1997, among Guarantor (as Borrower), Fleet, PNC and other lenders (as Banks) and PNC (as Administrative Agent) will be repaid in full and terminated upon disbursement of the Initial Advance; and

     (32) Additional Items. Such other approvals, opinions, documents or
          ----------------
information  as  Administrative  Agent or any Bank may reasonably request.

     Section 4.02  Conditions  Precedent to Advances After the Initial  Advance.
                   ------------------------------------------------------------
The obligation of each Bank to make advances of the Loans subsequent to the Initial Advance shall be subject to satisfaction of the following conditions precedent:

     (1) All conditions of Section 4.01 shall have been and remain satisfied as of the date of the advance;

     (2) No Default or Event of Default shall have occurred and be continuing as of the date of the advance;

     (3) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the advance;

     (4) Administrative Agent shall have received and approved a request for an advance in accordance with Section 2.04;

     (5) Administrative Agent shall have received a continuation report and endorsement to the title policy insuring the Mortgage to the date of such advance, in the form approved by Administrative Agent, conforming to the pending disbursements clause contained in said policy and setting forth no additional exceptions (including survey exceptions) except those approved by Administrative Agent, such approval not to be unreasonably withheld; and

    (6) At the option of Administrative Agent, Administrative Agent shall have received a progress report from the Construction Consultant verifying, among other things, the Total Project Costs incurred by Borrower to date in connection with the completion of the Improvements and the estimated remaining Total Project Costs necessary for such completion.

     Section  4.03 Deemed  Representations.  Each  request by Borrower  for, and
                   -----------------------
acceptance by Borrower of, an advance of proceeds of the Loans shall constitute a representation and warranty by Borrower and Guarantor that as of both the date of such request and the date of the advance (i) no Default or Event of Default has occurred and is continuing and (ii) if any representation or warranty contained in this Agreement or the other Loan Documents is untrue or incorrect, the condition giving rise to such untruthfulness or incorrectness is not likely to result in a Material Adverse Change.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to Administrative Agent and each Bank as follows:

     Section  5.01 Due  Organization.  Each of Borrower  and  Guarantor  is duly
                   -----------------
organized, validly existing and in good standing under the Laws of the State of Delaware has the partnership power and authority to own its assets and to transact the business in which it is now engaged, and, if applicable, is duly qualified as a foreign partnership and in good standing under the laws of each other jurisdiction in which such qualification is required.

     Section 5.02 Power and Authority;  No Conflicts;  Compliance With Laws . As
                  ---------------------------------------------------------
to each of Borrower and Guarantor, the execution and delivery of, and the performance of the obligations required to be performed by it under, the Loan Documents does not and will not (i) require the consent or approval of its partners or such consent or approval has been obtained, (ii) contravene its partnership agreement, (iii) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (iv) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (v) result in, or require, the creation or imposition of any Lien (other than the Mortgage) upon or with respect to any of its properties now owned or hereafter acquired or (vi) cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of Borrower's knowledge, Borrower and Guarantor are in compliance with all Laws applicable to them where the failure to be in compliance would cause a Material Adverse Change to occur.

     Section  5.03  Legally  Enforceable  Agreements. Each Loan  Document is a
                    --------------------------------
legal, valid and binding obligation of Borrower and/or Guarantor, as the case may be, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 5.04 Litigation. There are no actions, suits or proceedings pending
                  ----------
or, to Borrower's knowledge, threatened against Borrower, Guarantor or any of their Affiliates, the Premises or Improvements, the validity or enforceability of the Mortgage or the priority of the Lien thereof, at law or in equity, before any court or arbitrator or any Governmental Authority except actions, suits or proceedings which have been disclosed to the Bank Parties in writing and which are fully covered by insurance or which would, if adversely determined, not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable under the Notes or other Loan Documents or to otherwise pay and perform their respective obligations in connection with the Loans.

     Section  5.05 Good Title to  Properties.  Borrower,  Guarantor  and each of
                   -------------------------
their Affiliates have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the September 30, 1998 financial statements of Borrower and Guarantor referred to in Section 5.13) and, in the case of all of Guarantor's shopping center properties, only with exceptions which do not materially detract from the value of such property or assets or the use thereof in Guarantor's and such Affiliate's business, and except to the extent that any such properties and assets have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in paragraph 14 of the Payment Guaranty or elsewhere in the Loan Documents. Borrower, Guarantor and their Affiliates enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses. All such leases are valid and subsisting and are in full force and effect.

     Section  5.06 Taxes.  Each of  Borrower  and  Guarantor  has filed (or duly
                   -----
obtained an extension to file) all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

     Section 5.07 ERISA.  Each of Borrower and Guarantor is in compliance in all
                  -----
material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower, Guarantor and the ERISA Affiliates have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower, Guarantor and the ERISA Affiliates have met the minimum funding requirements of each under ERISA with respect to the Plans of each and there are no unfunded vested liabilities with respect to any Plan established or maintained by each; and neither

Borrower, Guarantor nor the ERISA Affiliates has incurred any liability to the PBGC under ERISA.

     Section  5.08 No  Default  on  Outstanding  Judgments  or  Orders . Each of
                   ---------------------------------------------------
Borrower and Guarantor has satisfied all judgments which are not being appealed and is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation binding on it of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

     Section  5.09 No Defaults on Other  Agreements.  Except as disclosed to the
                   --------------------------------
Bank Parties in writing, including anything disclosed on financial statements, neither Borrower nor Guarantor, to the best of Borrower's knowledge, is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change. To the best of Borrower's knowledge, neither Borrower nor Guarantor is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument binding on it which is likely to result in a Material Adverse Change.

     Section 5.10  Government  Regulation.  Neither  Borrower  nor  Guarantor is
                   ----------------------
subject to regulation under the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Powers Act or any statute or regulation limiting any such Person's ability to incur indebtedness for money borrowed as contemplated hereby.

     Section 5.11 Environmental Protection. To the best of Borrower's knowledge,
                  ------------------------
none of Borrower's, Guarantor's or their Affiliates' properties (including the Premises) contains any Hazardous Materials that, under any Environmental Law currently in effect (x) would impose liability on Borrower or Guarantor that is likely to result in a Material Adverse Change or (y) is likely to result in the imposition of a Lien on any assets (including the Premises) of Borrower or
Guarantor, in each case if not properly handled in accordance with applicable Law. To the best of Borrower's knowledge, neither it, Guarantor nor any of their Affiliates, nor any portion of the Premises or Improvements, is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under, any Environmental Law. Borrower is not aware of any matter, claim, condition or circumstance which would reasonably cause a Person to make further inquiry with respect to such matters in order to ascertain whether any Hazardous Materials or their effects have been disposed of or released on or to any portion of the Premises or Improvements or any surrounding areas; to the best of Borrower's knowledge, it is not required by any Environmental Law to obtain any permits or license to construct or use any improvements, fixtures, or equipment with respect to the Premises or Improvements, or if such permit or license is required it has been obtained; and, to Borrower's actual knowledge, the prior use of the Premises and Improvements has not resulted in the disposal or release of any Hazardous
Materials on or to any portion of the Premises or any surrounding areas in violation of applicable Law.

     Section  5.12  Solvency.  Each of  Borrower  and  Guarantor  is,  and  upon
                    --------
consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

     Section 5.13 Financial Statements.  Borrower's financial statements and the
                  --------------------
TRG Consolidated Financial Statements most recently delivered to the Banks pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP. There has been no Material Adverse Change since the date of such most recently delivered Borrower's financial statements and TRG Consolidated Financial Statements, and no borrowings which might give rise to a Lien or claim against the Mortgaged Property or against the proceeds of the Loans have been made by Borrower or others since the dates of such most recently delivered Borrower's financial statements and TRG Consolidated Financial Statements.

     Section 5.14 Valid  Existence of  Affiliates.  As of the Closing Date,  the
                  -------------------------------
only material Affiliates of Borrower or Guarantor which own or lease operating shopping centers or shopping centers under construction are listed on EXHIBIT D. Each such Affiliate is a partnership, limited liability company or joint venture duly organized and existing in good standing under the laws of the jurisdiction of its formation. As to each such Affiliate, its correct name, the jurisdiction of its formation and Borrower's and/or Guarantor's percentage of beneficial interest therein are set forth on said EXHIBIT D. Borrower, Guarantor and each of such Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted. Each of Borrower, Guarantor and such Affiliates is duly qualified as a foreign partnership, company or venture to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary.

     Section 5.15 Insurance. Borrower has in force paid insurance as required by
                  ---------
the Mortgage and, generally, Borrower, Guarantor and each of their Affiliates has in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

     Section  5.16  Separate  Tax and Zoning Lot.  The  Premises  constitutes  a
                    ----------------------------
distinct parcel for purposes of zoning and of taxes, assessments and impositions (public or private) and is not otherwise considered as part of a larger single lot for purposes of zoning or of taxes, assessments or impositions (public or private).

     Section 5.17 Zoning and other Laws;  Covenants  and  Restrictions.  (i) The
                  ----------------------------------------------------
Improvements and the uses thereof comply with all applicable zoning and other Laws, and all requirements for such uses have been satisfied and (ii) Borrower and the Premises are in compliance with all applicable restrictions and covenants.

     Section 5.18 Utilities  Available.  All utility services  necessary for the
                  --------------------
operation of the Improvements for their intended purposes are available and servicing the Premises, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities.

     Section  5.19  Creation  of  Liens.  It has  entered  into no  contract  or
                    -------------------
arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on all or part of the Mortgaged Property prior to the Mortgage, other than its contracts with contractors performing work on the Improvements.

     Section  5.20 Roads.  All roads  (other than Lake  Angelus  Road,  which is
                   -----
currently in the process of being dedicated to public use) necessary for the full utilization of the Improvements for their intended purposes have been completed and dedicated to public use and accepted by all appropriate Governmental Authorities.

     Section  5.21 REAs and  Leases.  The REAs and all  leases in respect of the
                   ----------------
Premises are unmodified and in full force and effect; to the best of Borrower's knowledge, there are no defaults under any thereof except as disclosed to Administrative Agent in writing, and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied. There exists a sufficient number of parking spaces necessary to satisfy the requirements of the REAs and all leases.

     Section  5.22  Accuracy  of  Information;  Full  Disclosure.  Neither  this
                    --------------------------------------------
Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower or Guarantor to any Bank Party in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower or Guarantor, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. There is no fact which Borrower has not disclosed to the Bank Parties in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely any of the Mortgaged Property or the business, prospects, profits or financial condition of Borrower or Guarantor or the ability of Borrower or Guarantor to perform this Agreement and the other Loan Documents.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            So long as any of the Notes shall remain unpaid or the Loan Commitments remain in effect, or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower (as to itself) shall, and shall cause Guarantor (as to Guarantor) to:

     Section  6.01  Maintenance  of  Existence.  Preserve and maintain its legal
                    --------------------------
existence and good standing in the state of Michigan and, if applicable, qualify and remain qualified as a foreign partnership in each jurisdiction in which such qualification is required, except to the extent that failure to so qualify is not likely to result in a Material Adverse Change.

     Section 6.02  Maintenance  of Records.  Keep adequate  records and books of
                   -----------------------
account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

     Section 6.03 Maintenance of Insurance.  At all times, (i) maintain and keep
                  ------------------------
in force the insurance required by the Mortgage and (ii) maintain and keep in force, and cause each of its Affiliates to maintain and keep in force, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

            Section 6.04   Compliance with Laws; Payment of Taxes. Comply in all
                           --------------------------------------
respects with all Laws applicable to it or to any of its properties (including the Premises) or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent they are the subject of a Good Faith Contest.

            Section  6.05  Inspection and Cooperation .  (a)  At  any reasonable
                           --------------------------
time and from time to time upon reasonable notice, permit Administrative Agent or any Bank or any agent or representative thereof (provided that a representative of any Bank must, at Borrower's or Guarantor's request, be accompanied by a representative of Borrower or Guarantor, as the case may be), to examine and make copies and abstracts from the records and books of account of, and visit the properties (including the Premises) of, Borrower and Guarantor and to discuss the affairs, finances and accounts of Borrower and Guarantor with the chief financial officers or Treasurers thereof and with Borrower's Accountants.

            (b) Permit Administrative Agent, its representatives and the Construction Consultant to enter upon the Premises, inspect the Mortgaged Property, including the Improvements and all materials to be used in the construction thereof, and examine all detailed plans and shop drawings which are or may be kept at the construction site, provided that the foregoing rights
                                            --------
shall not be exercised in a manner so as to interfere unduly with the conduct of business and operations of Borrower; cooperate and cause its contractors and subcontractors to cooperate with the Construction Consultant to enable it to perform its functions hereunder.

            (c) Each Bank and Administrative Agent agree that it shall maintain confidentiality with respect to the materials referred to in paragraph (a) of this Section, provided that the Banks and Administrative Agent shall not be
                --------
precluded from making disclosure regarding such information: (i) to the Banks' and Administrative Agent's respective counsel, accountants and other professional advisors (who are, in each case, subject to this confidentiality agreement), (ii) to officers, directors, employees, agents and partners of each Bank and Administrative Agent who need to know such information (who are, in each case, subject to this confidentiality agreement), (iii) in response to a subpoena or order of a court or Governmental Authority, (iv) to any Assignee or Participant or prospective Assignee or Participant, provided that any such
                                                         --------
entity shall be subject to this paragraph (however, the Banks and Administrative Agent shall have no duty to monitor any Assignee or Participant or prospective Assignee or Participant and shall have no liability in the event that any Assignee or Participant or prospective Assignee or Participant violates this paragraph) or (v) as required by Law or by GAAP.

           Section 6.06  Compliance  With  Environmental  Laws.  Comply  in  all
                         -------------------------------------
material respects with all applicable Environmental Laws and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest; and at its sole cost and expense, promptly remove, or cause removal of, any and all Hazardous Materials or the effects thereof at any time identified as being on, in, under or affecting the Premises or the Improvements in violation of applicable Environmental Law.

          Section  6.07  Completion of Improvements; Payment of Costs.  Complete
                         --------------------------------------------
the construction of the Improvements (including all punch-list items and tenant improvements), lien free, in a timely manner in accordance with the plans and specifications therefor, all applicable Laws, the REAs and all leases; and pay all costs and expenses required for such completion and for the satisfaction of the conditions of this Agreement, including, without limitation, (i) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby and (ii) subject to Borrower's right to contest the same as provided in Section 1.07(c) of the Mortgage, any taxes, assessments, impositions (public or private), insurance premiums, Liens (except for Liens for real estate taxes not yet due and payable), security interests or other claims or charges against the Premises or Improvements.

          Section 6.08   Maintenance of Properties.  Do  all  things  reasonably
                         -------------------------
necessary to maintain, preserve, protect and keep its properties (including the Premises) in good repair, working order and condition.

          Section 6.09   Reporting  and  Miscellaneous  Document  Requirements.
                         -----------------------------------------------------
Furnish directly to each of the Banks:

          (1)   Annual  Financial  Statements.  As soon as available  and in any
                -----------------------------
      event within ninety (90)days after the end of each Fiscal Year, Borrower's financial statements and the TRG Consolidated Financial Statements, in each case as of the end of and for such Fiscal Year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and audited by Borrower's Accountants;

          (2) Quarterly  Financial  Statements.  As soon as available and in any
              --------------------------------
      event within forty-five (45) days after the end of each calendar quarter, unaudited Borrower's financial statements and unaudited TRG Consolidated Financial Statements, in each case as of the end of and for such calendar quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and certified by the chief financial officer or Treasurer;

          (3) Certificate  of  No  Default and Guarantor  Financial  Compliance.
              -----------------------------------------------------------------
      Within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year and within ninety (90) days after the end of each Fiscal Year, a certificate of Guarantor's chief financial officer or Treasurer (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto, (b) stating that the covenants contained in paragraphs 14 and 15 of the Payment Guaranty have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance) and (c) setting forth the details of all items comprising "Total Outstanding Indebtedness" (including amount, maturity, interest rate and amortization requirements) as of the end of such quarter, and "Combined EBITDA", "Interest Expense" and "Fixed Charges", each for the twelve (12)-month period ending with such quarter(as all of such quoted terms are defined in the Payment Guaranty);

          (4)  Certificate  of  No  Default  and  Property Financial Compliance.
               ----------------------------------------------------------------
      Within forty-five (45) days after the end of each calendar quarter subsequent to the first anniversary of the Closing Date, a certificate of Borrower's general partner's chief financial officer or Treasurer (a) stating that, to the best of his or her knowledge, no

      Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto and (b) stating that the covenants contained in Article VII have been complied with (or specifying those that have not been complied with) and including computations, in reasonable detail, demonstrating such compliance (or non-compliance);

          (5) Certificate of  Borrower's  Accountants.  Simultaneously with  the
              ---------------------------------------
      delivery of the annual financial statements required by paragraph (1) of this Section, a statement of Borrower's Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraph (3) of this Section to the audited financial statements required by paragraph (1) of this Section (where such information appears in such financial statements);

          (6) Dispositions or Acquisitions of Assets by Guarantor. Within thirty
              ---------------------------------------------------
      (30) days after the occurrence thereof, written notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of Guarantor's cash management) in excess of $25,000,000, together with, in the case of any acquisition of such an asset, (a) a certificate, of the sort required by paragraph (3)(b) of this Section, containing covenant compliance calculations that include the pro-forma adjustments set forth in paragraph 16 of the Payment Guaranty, which calculations shall demonstrate Guarantor's compliance, on a pro-forma basis, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Guarantor, with all covenants enumerated in said paragraph (3)
      (b) and (b) such other information relating to the acquisition as Administrative Agent may reasonably request,including, without limitation,
      (x) copies of the agreements governing the acquisition and (y) historical balance sheets (to the extent available) and statements of income and cash flows with respect to the property acquired for at least the preceding three (3) years (to the extent available) and Guarantor's revenue and expense projections for the property acquired for at least the next five
      (5) years (all of the foregoing to be in form and detail satisfactory to Administrative Agent);

          (7)  Notice  of  Litigation.   Promptly  after  the  commencement  and
               ----------------------
      knowledge thereof, notice of all actions, suits, and proceedings before any Governmental Authority, court or arbitrator, affecting Borrower, Guarantor or all or any portion of the Mortgaged Property which, if determined adversely, is likely to result in a Material Adverse Change;

          (8) Notices  of  Defaults  and Events of Default.  As soon as possible
              --------------------------------------------
      and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

          (9) Material  Adverse Change.  As soon as is  practicable  and  in any
              ------------------------
      event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;

          (10) Bankruptcy  of Tenants.   Promptly  after  becoming  aware of the
               ----------------------
      same, written notice of the bankruptcy, insolvency or cessation of operations of (a) any of the Owner Anchors, (b) any tenant in the Improvements to which 5% or more of the aggregate minimum rent from the Improvements is attributable or (c) except to the extent such information is (or will be) disclosed in the TRG Consolidated Financial Statements delivered pursuant to paragraphs (1) and (2) above, any tenant in any property of Guarantor or in which Guarantor has an interest to which 5% or more of the aggregate minimum rent payable, directly or indirectly, to Guarantor is attributable;

          (11) Offices.  Thirty (30)  days'  prior  written notice of any change
               -------
      in the chief executive office or principal place of business of Borrower or Guarantor;

          (12) Environmental and Other Notices.  As soon as possible and in  any
               -------------------------------
      event within five (5) days after receipt, copies of (a) all Environmental Notices received by Borrower or Guarantor which are not received in the ordinary course of business and which relate to the Premises or to a situation which is likely to result in a Material Adverse Change and (b) all reports of any official searches made by any Governmental Authority having jurisdiction over the Premises or the Improvements, and of any claims of violations thereof;

          (13)  Insurance  Coverage.   Promptly,  such  information   concerning
                -------------------
      Borrower's or Guarantor's insurance coverage as Administrative Agent may reasonably request;

          (14) SEC Filings, Etc. As soon as possible and in any event within ten
               ----------------
      (10) days of the sending or filing thereof, copies of all annual reports on Form 10-K (without exhibits)and quarterly reports on Form 10-Q (without exhibits); and as soon as possible following Administrative Agent's request therefor, copies of all proxy statements, financial statements, registration statements and reports which TCI sends to its shareholders or files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor;

          (15) Leasing  Reports and  Operating Statements.  As soon as available
               ------------------------------------------
      and in any event within thirty (30) days after the end of each calendar quarter, a rent roll, leasing report and operating and cash statements for the Premises, in each case certified by Borrower to be true and complete;

          (16) Other Property Information.   As  soon  as  available  and in any
               --------------------------
      event within ninety (90) days after the end of each Fiscal Year, a tenant sales report for the Premises for such Fiscal Year and a budget for the Premises (including projections) for the next Fiscal Year; and

          (17) General Information. Promptly, such other information respecting
               -------------------
      the  condition  or  operations,  financial  or  otherwise,  of Borrower or
      Guarantor or any of their properties (including the Premises) as Administrative Agent or any Bank may from time to time reasonably request.

          Section 6.10   REAs; Leases.  Keep  the  REAs and all  leases  in full
                         ------------
force and effect (except as may be permitted by this Agreement or by the Mortgage) and at all times use commercially reasonable efforts to compel performance by the parties to the REAs or the tenants under  such  leases,  as the  case may be,  of all  obligations,  covenants  and agreements by such parties or tenants, as the case may be, to be performed thereunder; deliver to Administrative Agent, (i) promptly following the execution thereof, certified copies of all amendments or supplements to the Master Declaration or the REAs and (ii) promptly following Administrative Agent's request therefor, certified copies of any or all leases of portions of the Improvements (together with abstracts of such leases), any or all amendments or supplements to any thereof, current financial statements (to the extent available) of the tenants thereunder (and of any guarantors of such tenants' obligations), estoppel certificates (on a best efforts basis) from any or all of said tenants and notices of assignment in the form of EXHIBIT G; and not enter into any Major Lease or modify (other than de minimus modifications) the Master
                                           -- -------
Declaration, the REAs or any Major Lease, without, in any such case, the prior written consent of Administrative Agent, such consent not to be unreasonably withheld or delayed.

          Section 6.11   Compliance with Covenants, Restrictions and Easements.
                         -----------------------------------------------------
Comply with all restrictions, covenants and easements affecting the Premises or the Improvements.

          Section 6.12   Management, Leasing and Service Contracts.  Deliver  to
                         -----------------------------------------
Administrative Agent, (i) as and when executed, certified copies of all management and leasing contracts and (ii) as and when requested by Administrative Agent, copies of all service contracts, in any case entered into with respect to the Premises or Improvements, each of which management or leasing contracts shall be entered into with a party, and on terms and conditions, reasonably acceptable to Administrative Agent; contemporaneously with entering into each such management or leasing contract, at Administrative Agent's option, cause the same to be collaterally assigned to Administrative Agent for the benefit of the Banks as additional security for the Loans and/or cause the manager or leasing agent under each such management or leasing contract to undertake, inter alia, to continue performance on the Banks' behalf
                        ----- ----
without additional cost in the event of a Default; cause each service contract to contain a provision allowing for the as-of-right cancellation thereof on thirty (30) days' notice from Borrower or its successors as owners of the Premises; and keep in full force and effect and not materially modify the management and leasing agreement(s) approved pursuant to paragraph (16) of
Section 4.01 without Administrative Agent's prior written consent, such consent not to be unreasonably withheld.

          Section 6.13   Correction of Defects.   Upon  demand of Administrative
                         ---------------------
Agent or the Construction Consultant, correct any defects (including structural) in the Improvements.

          Section 6.14   Additional Equity.  (a) Subject to paragraph (b) below,
                         -----------------
make equity investments in the Premises, in addition to that required by paragraph (30) of Section 4.01, in amounts such that Borrower's aggregate equity investment in the Premises will be equal to at least 100% of Borrower's Share of Total Project Costs by the date which is one hundred eighty (180) days from the date hereof (the "Final Equity Determination Date"), it being understood that in such event the unused Loan Commitments of the Banks, if any, shall automatically terminate.

          (b) In the event Borrower's equity investments in the Premises on the Final Equity Determination Date aggregate less than 100% of Borrower's Share of Total Project Costs, as reasonably determined by Administrative Agent, the following procedure shall apply. Borrower shall, within five (5) days of Administrative Agent's demand therefor, deposit into a "blocked" cash collateral account to be established with Administrative Agent (the "Project Costs Cash Collateral Account") (and held by Administrative Agent for the benefit of the Banks as hereinafter provided) an amount equal to the excess of (x) 100% of Borrower's Share of Total Project Costs over (y) the amount of equity actually invested by Borrower in the Premises as of the Final Equity Determination Date, as reasonably determined by Administrative Agent and specified by it in its demand to Borrower referred to above. Following Borrower's deposit into the Project Costs Cash Collateral Account as aforesaid, the Banks shall advance to Administrative Agent for deposit into the Project Costs Cash Collateral Account all remaining undisbursed proceeds of the Loans, if any, irrespective of whether or not Borrower has submitted a request for such advance to Administrative Agent as provided herein, such advance not to exceed, however, 80% of the then remaining Total Project Costs. Upon such advance, the unused Loan Commitments of the Banks, if any, in excess of 80% of the then remaining Total Project Costs shall automatically terminate.

         (c) Amounts deposited into the Project Costs Cash Collateral Account as aforesaid shall be invested by Administrative Agent in certificates of deposit or other money market instruments (each such certificate of deposit or money market instrument, a "MM Instrument") issued (and to be held) by Administrative Agent, the amounts and terms of which shall be acceptable to Administrative Agent. Borrower hereby assigns the Project Costs Cash Collateral Account and all sums therein, and all MM Instruments, including earnings thereon, to Administrative Agent, for the benefit of the Banks, as security for the payment and performance of Borrower's obligations under the Loan Documents and acknowledges that Borrower shall have no right to such sums or such MM Instruments except to the extent specifically provided for herein. Borrower further acknowledges that Administrative Agent shall retain possession of all documents evidencing the Project Costs Cash Collateral Account and any MM Instrument to perfect its security interests therein. Provided there exists no Default or Event of Default, Borrower shall be entitled to advances of sums in the Project Costs Cash Collateral Account, or invested in MM Instruments, for the payment of Total Project Costs upon its submission of a request therefor to Administrative Agent, which request shall certify (and demonstrate) that Borrower has incurred such Total Project Costs and shall be accompanied by such evidence of such incurrence as Administrative Agent may reasonably request. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Administrative Agent may, upon the direction of the Required Banks, apply any and all sums in the Project Costs Cash Collateral Account and all sums invested in MM Instruments, including earnings thereon, to the immediate reduction of the Principal Amount and/or accrued and unpaid interest and/or other sums payable hereunder or under the Notes or other Loan Documents, in such order and amounts as the Required Banks shall elect. Administrative Agent is hereby appointed Borrower's attorney-in-fact for the purpose of withdrawing any and all sums from the Project Costs Cash Collateral Account and all sums invested in MM Instruments. Borrower agrees to execute such further documents (including security agreements and UCC-1 financing statements) and do such further acts as Administrative Agent may reasonably request to confirm or perfect the assignment and security interests provided for in this Section.

          Section 6.15  Additional Indebtedness.  Not incur Debt (other than the
                        -----------------------
Loans) in excess of $5,000,000 without the prior written consent of the Required Banks.

                                  ARTICLE VII

                               PROPERTY COVENANTS

          Section 7.01   Required Debt Service Coverage.  (a)  If (x)  as of the
                         ------------------------------
end of any calendar quarter ending after the first anniversary of the Closing Date, Debt Service Coverage shall be less than 1.25 or (y) as of the end of any calendar quarter ending during the extended term of the Loans (assuming an effective exercise of Borrower's option to extend the Maturity Date pursuant to
Section 2.05), Debt Service Coverage shall be less than 1.40, then, (i) within forty-five (45) days after the end of any such quarter, Borrower shall, and hereby covenants to, make a payment to Administrative Agent in an amount equal to Net Cash Flow for such quarter and (ii) within forty-five (45) days after the end of each subsequent calendar quarter until Administrative Agent is required to release sums as provided in paragraph (b) below, Borrower shall, and hereby covenants to (subject to paragraph (c) below), make a payment to Administrative Agent in an amount equal to Net Cash Flow for such quarter, irrespective of whether the requisite Debt Service Coverage was attained as of the end of such quarter. Said amounts shall be deposited by Administrative Agent into an interest-bearing, "blocked" cash collateral account to be established with Administrative Agent (the "Cash Flow Collateral Account") and held by Administrative Agent for the benefit of the Banks as hereinafter provided. Borrower hereby assigns the Cash Flow Collateral Account and all sums therein, including interest thereon, to Administrative Agent, for the benefit of the Banks, as security for the payment and performance of Borrower's obligations under the Loan Documents and acknowledges that Borrower shall have no right to such sums except to the extent specifically provided for herein. Borrower further acknowledges that Administrative Agent shall retain possession of all documents evidencing the Cash Flow Collateral Account to perfect its security interest therein. Provided there exists no Default or Event of Default, Borrower shall be entitled to advances of sums in the Cash Flow Collateral Account to (x) prepay the Loans in accordance with Section 2.10, (y) pay real estate taxes and insurance premiums in respect of the Premises, but only to the extent that funds in any reserve accounts established for such purposes are insufficient for such payment or (z) pay such operating expenses in respect of the Improvements as may be approved by the Required Banks. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Administrative Agent may, at its option, apply any and all sums in the Cash Flow Collateral Account (including interest) to the immediate reduction of the Principal Amount and/or accrued and unpaid interest and/or other sums payable hereunder or under the Notes or other Loan Documents, in such order and amounts as Administrative Agent shall elect. Administrative Agent is hereby appointed Borrower's attorney-in-fact for the purpose of withdrawing any and all sums from the Cash Flow Collateral Account. Borrower agrees to execute such further documents (including security agreements and UCC-1 financing statements) and do such further acts as Administrative Agent may reasonably request to confirm or perfect the assignment and security interest provided for in this Section.

                  (b) If, as of the end of two (2) consecutive calendar quarters following an event giving rise to Borrower's obligation to make payments to Administrative Agent for deposit into the Cash Flow Collateral Account, as set forth in paragraph (a) above, Debt Service Coverage shall equal or exceed 1.25 or 1.40, as the case may be as required by paragraph (a) above, then, if there exists no Default or Event of Default, on the forty-fifth (45th) day following the end of such second quarter, Administrative Agent shall release all sums
(including interest), if any, then on deposit in the Cash Flow Collateral Account to Borrower and such sums shall be deemed free of the assignment and security interest created pursuant to this Section, and Administrative Agent shall execute such further documents (including UCC termination statements) to confirm the foregoing as Borrower shall reasonably request; provided, however, that if the requisite Debt Service
                          --------   -------
Coverage specified in paragraph (a) of this Section shall not be attained as of the end of any succeeding quarter, Borrower shall again be required to make payments for deposit in the Cash Flow Collateral Account as provided in said paragraph (a) and the other provisions of said paragraph (a) and this paragraph
(b) shall be applicable.

           (c) Notwithstanding the foregoing provisions of this Section, if the Debt Service Coverage required by paragraph (a) above is not attained, Borrower may, in lieu of making the requisite payments of Net Cash Flow provided for above, make, prior to the first payment date of such Net Cash Flow, a partial prepayment of the Principal Amount in an amount such that the required Debt Service Coverage would have been attained had the reduced Principal Amount been the Principal Amount as of the end of the calendar quarter in respect of which payments of Net Cash Flow were determined to be required.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          Section 8.01  Events of Default.  Any of the following events shall be
                        -----------------
an "Event of Default":

          (1) If Borrower shall fail to pay the principal of any Notes (including, without limitation, any principal payments required by Section 2.16) as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to pay any fee or any other amount under this Agreement or any other Loan Document or under the Supplemental Fee Letter as and when due and such failure to pay shall continue unremedied for two (2) Banking Days after notice by Administrative Agent of such failure to pay; or

          (2) If any representation or warranty made by Borrower or Guarantor in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made; or

          (3) If Guarantor shall fail to perform or observe any term, covenant or agreement contained in paragraphs 14 or 15 of the Payment Guaranty, or if Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VII; or

          (4) If Borrower or Guarantor shall fail to perform or observe any term, covenant or agreement contained in Article VI or otherwise contained in this Agreement or any Loan Document (other than obligations specifically referred to elsewhere in this Section) or any other document executed by Borrower or Guarantor and delivered to Administrative Agent and/or the Banks in connection with the transactions contemplated hereby and such failure shall remain unremedied for thirty (30) consecutive calendar days after notice of the occurrence thereof from Administrative Agent (or such shorter cure period as may be expressly prescribed in the applicable Loan Document); provided, however, that if any such default
                                   --------   -------
     cannot by its nature be cured within such thirty (30) day, or shorter, as the case may be, grace period and so long as Borrower shall have commenced cure within such thirty (30) day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower shall have an additional period, not to exceed ninety
     (90) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

          (5) If Borrower, Guarantor or TCI shall fail(a) to pay any Debt (other than the payment obligations described in paragraph (1) of this Section) in an amount equal to or greater than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or (b) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both (other than in cases where, in the judgment of the Required Banks, meaningful discussions likely to result in (i) a waiver or cure of the failure to perform or observe or (ii) otherwise averting such acceleration are in progress between Borrower, Guarantor or TCI, as the case may be, and the obligee of such Debt), the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; or

          (6) If Borrower, Guarantor, TCI or any Affiliate of any of them to which $150,000,000 or more of "Capitalization Value" (as such quoted term is defined in the Payment Guaranty) is attributable, shall: (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it, the Premises or a substantial part of its other assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it or the Premises, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of ninety (90) days or more; or (e) be the subject of any proceeding under which the Premises or all or a substantial part of its other assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for the Premises or all or any subst-antial part of its other property; or (g) suffer any such custodianship, receivership or trusteeship for the Premises or all or any substantial part of its other property, to continue undischarged for a period of ninety (90) days or more; or

          (7) If one or more judgments, decrees or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against Borrower, Guarantor or

     TCI, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

          (8) If any of the following events shall occur or exist with respect to Borrower, Guarantor or any ERISA Affiliate: (a) any non-exempt Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Bank reasonably be expected to result in liability of Borrower, Guarantor or any ERISA Affiliate for any tax, penalty, or other liability to or in respect of a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which materially and adversely affects the financial condition of (x) Borrower or Guarantor with respect to clause (a) above or (y) Borrower, Guarantor or any ERISA Affiliate with respect to clauses (b) through (e) above; or

          (9) If at any time TCI is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York Stock Exchange or the American Stock Exchange; or

          (10) If at any time  Borrower  fails to
     operate as a real estate operating company for ERISA purposes (within the meaning of C.F.R. ss.2510.3-101); or


          (11) If at any time Guarantor fails to operate as either a real estate operating company or a venture capital operating company for ERISA purposes (within the meaning of C.F.R. ss.2510.3-101); or


          (12) If The Taubman Company Limited Partnership, the entity presently providing property management and leasing services for all the regional shopping center properties in which Guarantor has an ownership interest (other than the "value center" property known as Arizona Mills located in Tempe, Arizona), shall discontinue providing such services for 25% or more of the regional shopping center properties (other than "value center" properties) then owned in whole or in part by Guarantor and no substitute property manager acceptable to Administrative Agent shall have been engaged prior to such discontinuance; or

          (13) If the Mortgage shall at any time and for any reason cease (a) to create a valid and perfected first priority Lien in and to the Mortgaged Property purported to be subject thereto or (b) to be in full force and effect or shall be declared null and void; or the validity or enforceability thereof shall be contested by any party thereto, or any party thereto shall deny any further liability or obligation thereunder; or

          (14) If an "Event of Default" shall occur under the Mortgage (as such quoted term is defined therein).

          Section 8.02   Remedies.  If  any  Event of Default shall occur and be
                         --------
     continuing, Administrative Agent shall, upon request of the Required Banks, by notice to Borrower, (i) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or (ii) exercise any remedies provided in any of the Loan Documents or by Law.

                                   ARTICLE IX

                   ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

        Section 9.01 Appointment, Powers and Immunities of Administrative Agent.
                     ----------------------------------------------------------
Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably
incidental    thereto.    Administrative   Agent  shall   have   no  duties  or
responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by law, and shall not by reason of this Agreement be a fiduciary or trustee for any Bank except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds (nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Bank have any fiduciary duty to Borrower or to any other Bank). Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by Borrower or Guarantor or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and Administrative Agent with respect to Administrative Agent's services hereunder, as set forth in the Supplemental Fee Letter.

          Section 9.02   Reliance by Administrative Agent.  Administrative Agent
                         --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a participation in any Loan or participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or Participation.

          Section 9.03   Defaults.  Administrative  Agent shall not be deemed to
                         --------
have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent, following consultation with the Banks, shall (subject to Section 9.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until Administrative Agent shall have
                 --------
received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that Administrative Agent shall not send a notice of Default or acceleration to Borrower without the approval of the Required Banks. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to the Loan Documents or to Law.

          Section 9.04   Rights of Administrative Agent as a Bank.  With respect
                         ----------------------------------------
to its Loan Commitment and the Loan provided by it, Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Administrative Agent in its capacity as a Bank. Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any Affiliates of Borrower) as if it were not acting as Administrative Agent.

         Section 9.05 Sharing of Costs; Indemnification of Administrative Agent.
                      ---------------------------------------------------------
Each Bank  agrees to pay its Pro Rata Share of any  expenses  incurred  (and not
paid  or   reimbursed   by  Borrower   after  demand  for  payment  is  made  by
Administrative Agent) by or on behalf of the Banks in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums or otherwise to preserve the Lien of the Mortgage or to preserve or protect the Mortgaged Property. In the event a Bank fails to pay its Pro Rata Share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one (1) or more of the other Banks, then the defaulting Bank shall reimburse Administrative Agent and/or the other Bank(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Base Rate from the date of payment by Administrative Agent and/or the other Bank(s). Each Bank agrees to indemnify Administrative Agent (to the extent not reimbursed under Section 11.04 or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section
11.04 or such provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 11.04 or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (2) any loss of principal or interest with respect to Administrative Agent's Loan or (3) any loss suffered by Administrative Agent in connection with a swap or other interest rate hedging arrangement entered into by Administrative Agent with Borrower.

          Section  9.06  Non-Reliance on  Administrative  Agent and Other Banks.
                         ------------------------------------------------------
Each Bank agrees that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Guarantor and the decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or Guarantor of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties (including the Premises) or books of Borrower or Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower, Guarantor or any Affiliate of either of them which may come into the possession of Administrative Agent or any of its Affiliates. Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

          Section 9.07 Failure of Administrative Agent to Act. Except for action
                       --------------------------------------
expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 9.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          Section 9.08  Resignation or Removal of Administrative Agent. Provided
                        ----------------------------------------------
there exists no Event of Default, Administrative Agent hereby agrees not to unilaterally resign except in the event it becomes an Affected Bank and is removed or replaced as a Bank pursuant to Section 3.07, in which event it shall have the right to resign. Administrative Agent may be removed at any time with or without cause by the Required Banks, provided that Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the successor Administrative Agent shall, at Fleet's option, be Fleet provided Fleet's then Loan Commitment equals or exceeds $20,000,000. If Fleet elects not to, or cannot, become the successor Administrative Agent as provided above, the Required Banks shall have the right to appoint a successor Administrative Agent which, provided there exists no Event of Default, shall be subject to Borrower's consent, which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment (and, if required, been consented to by Borrower) within thirty (30) days after the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's removal hereunder as Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Section 9.09   Amendments Concerning Agency Function.  Notwithstanding
                         -------------------------------------
anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

          Section 9.10  Liability of Administrative Agent.  Administrative Agent
                        ---------------------------------
shall not have any liabilities or responsibilities to Borrower or Guarantor on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower or Guarantor to perform their obligations hereunder or under any other Loan Document.

          Section 9.11   Transfer of  Agency Function.  Without  the  consent of
                         ----------------------------
Borrower or any Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and the Banks thereof.

          Section 9.12   Non-Receipt of Funds by Administrative  Agent.   Unless
                         ---------------------------------------------
Administrative Agent shall have received notice from a Bank or Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the customary rate set by Administrative Agent for the correction of errors among Banks for three (3) Banking Days and thereafter at the Base Rate.

          Section 9.13    Withholding Taxes. Each  Bank  represents  that  it is
                          -----------------
entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or participation or such Bank's Loan Commitment or obligation to purchase participations until such Bank shall have furnished to Administrative Agent the requested form, certification, statement or document.

          Section 9.14   Minimum Commitment by Fleet and PNC.  Subsequent to the
                         -----------------------------------
Closing Date, each of Fleet and PNC agree to maintain a Loan Commitment in an amount no less than $10,000,000, provided there exists no Event of Default, and each of them further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank or to their respective Parent or respective majority-owned subsidiary.

          Section 9.15   Pro  Rata  Treatment.   Except  to the extent otherwise
                         --------------------
provided, (1) the advance of proceeds of the Loans shall be made by the Banks and (2) each reduction of the amount of the Total Loan Commitment under Section
2.10 or under other provisions of this Agreement shall be applied to the Loan Commitments of the Banks, ratably according to the amounts of their respective Loan Commitments.

          Section 9.16   Sharing of Payments Among Banks. If a Bank shall obtain
                         -------------------------------
payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to the Banks, then such Bank shall promptly purchase for cash from the other Banks participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

        Section 9.17  Possession of Documents.  Each Bank shall keep  possession
                      -----------------------
of its own Note. Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

                                   ARTICLE X

                              NATURE OF OBLIGATIONS

         Section  10.01    Absolute   and  Unconditional  Obligations.  Borrower
                           ------------------------------------------
acknowledges and agrees that its obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto, (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations, (3) any exchange or release of any collateral, or of any other Person from all or any of the Obligations or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Person in respect of the Obligations.

            The obligations and liabilities of Borrower under this Agreement and other Loan Documents shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of setoff with respect thereto.

          Section 10.02   Non-Recourse.  (a)  Notwithstanding  anything  to  the
                          ------------
contrary contained in this Agreement, in any of the other Loan Documents (other than the Indemnity and the Guaranty), or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, with the exception of the Indemnity and the Guaranty, for purposes of this Section, hereinafter referred to, individually and collectively, as the "Relevant Documents"), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever under or in respect of the Relevant Documents shall be had against Borrower or any of the constituent partners of Borrower or their successors or assigns (said constituent partners and their successors and assigns, for purposes of this Section, hereinafter referred to, individually and collectively, as the "Borrower Partners") except to the extent of realization upon the Mortgaged Property or any other collateral now or hereafter given for the Loans, and each Bank expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the Borrower Partners or out of any assets of the Borrower Partners, provided,
                                                                       --------
however, that nothing in this Section shall be deemed to (1) constitute a waiver
-------
of any  obligation  evidenced  or secured
by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents; or (2) limit the right of Administrative Agent and/or the Banks to proceed against or realize upon all or part of the Mortgaged Property or any other collateral now or hereafter given for the Loans or to name Borrower (or, to the extent that the same are required by applicable Law or are determined by a court to be necessary parties in connection with an action or suit against Borrower or all or part of the Mortgaged Property or any other collateral now or hereafter given for the Loans, any of the Borrower Partners) as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgage or any other security document so long as no judgment or order in the nature of a personal monetary judgment or order or deficiency judgment or order shall be asked for or taken against Borrower or the Borrower Partners; or (3) affect in any way the validity or enforceability of any guaranty (whether of payment and/or performance) (including the Guaranty) or indemnity agreement (including the Indemnity) now or hereafter given to or for the benefit of the Banks in connection with the Loans; or (4) constitute a waiver by the Banks of any rights to reimbursement for actual, out-of-pocket losses, costs or expenses, or any other remedy at law or equity against Borrower or its constituent general partner(s) by reason of (i) fraudulent acts or omissions of Borrower or its constituent general partner(s),
(ii) after an Event of Default has occurred, willful misapplication of any insurance proceeds, condemnation awards or tenant security deposits, or of any rental or other income, in each case to the extent of the amount misapplied and any reasonable out-of-pocket expense caused thereby, which was expressly required by the Mortgage or other Loan Documents to be paid or applied in a specified manner, arising in any such case, with respect to the Mortgaged Property or other collateral now or hereafter given for the Loans or (iii) after the occurrence of an Event of Default, the reasonable out-of-pocket legal and related expenses caused by the failure to deliver, promptly upon demand, tenant and other project files and original executed leases and other agreements relating to occupancy, construction or operation in respect of the Premises in Borrower's possession or control which have been reasonably requested by Administrative Agent or any Bank.

            (b) Notwithstanding anything to the contrary contained in the Relevant Documents, the Indemnity or the Guaranty, no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever under the Relevant Documents, the Indemnity or the Guaranty shall be had against any of the constituent partners of Guarantor or their successors or assigns (said constituent partners and their successors and assigns, for purposes of this Section, hereinafter referred to, individually and collectively, as the "TRG Partners") and Administrative Agent and each Bank expressly waive and release, on behalf of themselves and their successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents, the Indemnity or the Guaranty against, or to satisfy any claim or obligation arising thereunder against, any of the TRG Partners or out of any assets of the TRG Partners; provided, however, that nothing in this Section shall be deemed to:
           --------   -------
(1) release Borrower or its constituent general partner(s) from any personal liability pursuant to, or from any of its obligations under, the Indemnity, or release Guarantor from any personal liability pursuant to, or from any of its obligations under, the Indemnity or the Guaranty; (2) release any TRG Partner from personal liability for its or his own fraudulent actions or fraudulent omissions; (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents, the Indemnity or the Guaranty, or affect in any way the validity or enforceability of any of the Relevant Documents, the Indemnity or the Guaranty; (4) limit the right of Administrative Agent and/or the Banks to proceed against or realize upon the Mortgaged Property or any other collateral now or hereafter given for the Loans or to name Guarantor or (to the extent that the same are required by applicable Law or are determined by a court to be necessary parties in connection with an action or suit against Borrower, Guarantor or the Mortgaged Property or any other collateral now or hereafter given for the Loans) any of the TRG Partners as a party defendant in, and to enforce against the Mortgaged Property or any other collateral now or hereafter given for the Loans any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant Documents so long as no judgment shall be enforced or taken (except to the extent taking a judgment is required by applicable Law or determined by a court to be necessary to preserve Administrative Agent's and/or the Banks' rights against the Mortgaged Property or any other collateral now or hereafter given for the Loans or Borrower or Guarantor, but not otherwise) against the TRG Partners, their successors and assigns, or their assets; or (5) limit the right of Administrative Agent and/or Lenders to proceed against or realize upon any and all of the assets of Borrower or Guarantor (notwithstanding the fact that the TRG Partners have an ownership interest in Guarantor and, thereby, an interest in the assets of Guarantor) or to name Borrower or Guarantor (or, to the extent that the same are required by applicable Law or are determined by a court to be necessary parties in connection with an action or suit against Borrower or Guarantor, any of the TRG Partners) as a party defendant in, and to enforce against the assets of Borrower or Guarantor any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Indemnity or the Guaranty so long as no judgment shall be enforced or taken (except to the extent taking a judgment is required by applicable Law or determined by a court to be necessary to preserve Administrative Agent's and/or the Banks rights against Borrower or Guarantor, but not otherwise) against the TRG Partners, their successors and assigns, or their assets.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01  Binding Effect of Request for Advance. Borrower  agrees
                         -------------------------------------
that, by its acceptance of any advance of proceeds of the Loans under this Agreement, it shall be bound in all respects by the request for advance submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

          Section 11.02   Amendments  and  Waivers.  No  amendment  or  material
                          ------------------------
waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by Borrower or Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and, solely for purposes of its acknowledgment thereof, Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that
                                                        --------   -------
no amendment, waiver or consent shall, unless in writing and signed by all the Banks do any of the following: (1) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Documents; (3) change the definition of Required Banks; (4) amend this Section or any other provision requiring the consent of all the Banks or of the Required Banks; (5) waive any default under paragraph
(6) of Section

8.01;  (6) increase the Loan  Commitment  of any Bank; (7) amend Section 9.15 or
Section 9.16; (8) release Guarantor from its obligations, in whole or in part, in respect of the Loans other than in accordance with the Loan Documents; or (9) release any material portion of the Mortgaged Property or other collateral now or hereafter given for the Loans other than in accordance with the Loan Documents. Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Administrative Agent and the Banks, shall not constitute a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances, if any. No failure on the part of Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

          Section 11.03  Usury. Anything herein to the contrary notwithstanding,
                         -----
the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

          Section 11.04  Expenses; Indemnification. Borrower agrees to reimburse
                         -------------------------
Administrative Agent on demand for all reasonable costs, expenses, and charges (including, without limitation, all reasonable fees and charges of engineers, appraisers, consultants and external legal counsel) incurred by Administrative Agent in connection with the Loans and to reimburse each of the Banks for reasonable legal costs, expenses and charges incurred by each of the Banks in connection with the performance or enforcement of this Agreement, the Notes, or any other Loan Documents; provided, however, that Borrower is not responsible
                           --------   -------
for costs, expenses and charges incurred by the Bank Parties in connection with the administration or syndication of the Loans (other than the syndication expenses and administration fee required by the Supplemental Fee Letter). Borrower agrees to indemnify Administrative Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or omissions by Borrower or (y) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans.

          Section 11.05   Assignment; Participation.  This  Agreement  shall  be
                          -------------------------
binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, the Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder.

            Subject to the provisions of Section 9.14, any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loan (each a "Participation"), at no cost to Borrower, subject to the consent of Fleet and PNC, which consents shall not be unreasonably withheld or delayed, and provided that any such Participation shall be in the minimum amount of $10,000,000. In the event of any such grant by a Bank of a Participation to a Participant, whether or not Borrower or Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant a Participation shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement enumerated in Section 11.02 without the consent of the Participant.

            Subject to the  provisions of Section 9.14, any Bank may at any time assign to any bank or other institution, with the acknowledgment of Administrative Agent and the consent of Fleet, PNC and, provided there exists no Event of Default, of Borrower, which consents shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Bank or of the Parent of a Bank (each Consented Assignee or subsidiary bank or institution, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Bank, provided that, in each case, after giving
                                    --------
effect to such assignment, the Assignee's Loan Commitment, and, in the case of a partial assignment, the assigning Bank's Loan Commitment, each will be equal to or greater than $10,000,000. Upon (i) execution and delivery of such instrument,
(ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and (iii) payment by such Assignee to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $2,500, on account of Administrative Agent's fees and expenses in connection with such assignment, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute Notes shall be issued to the assigning Bank and Assignee by Borrower, in exchange for the return of the original Note. The obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 9.13.

            Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            Borrower recognizes that in connection with a Bank's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loans may be exhibited to and retained by any such Participant or assignee or prospective Participant or assignee. In addition, such documentation etc. may be exhibited to and retained by Affiliates of a Bank. In connection with a Bank's delivery of any financial statements and appraisals to any such Participant or assignee or prospective Participant or assignee, such Bank shall also deliver its standard confidentiality statement indicating that the same are delivered on a confidential basis. Borrower agrees to provide, at no cost to Borrower, all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan as permitted by this Section. Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank.

          Section 11.06 Documentation  Satisfactory.  All documentation required
                        ---------------------------
from or to be submitted on behalf of Borrower or Guarantor in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, the Banks. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel and the Banks.

          Section 11.07   Notices.  Unless  the party  to be notified  otherwise
                          -------
notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to Administrative Agent by telephone, confirmed by writing, and to the Banks and to Borrower by ordinary mail or overnight courier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective (1) if by telephone, at the time of such telephone conversation, (2) if given by mail, three (3)days after mailing and (3) if given by overnight courier, upon receipt.

          Section 11.08  Year 2000. Borrower represents,  warrants and covenants
                         ---------
that each of Borrower and Guarantor has taken and shall take all action reasonably necessary to assure that its data processing and information technology systems are capable of effectively processing data and information, including dates on and after January 1, 2000, and shall not cease to perform, or provide, or cause any software and/or system which is material to its operations of any interface therewith to provide, invalid or incorrect result of date functionality and/or data, or otherwise experience any material degradation of performance of functionality arising from, relating to or including date functionality and/or data which represents or references different centuries or more than one century or leap years, and that all such systems shall be reasonably effective and accurate in managing and manipulating data derived from, involving or relating in any way to dates (including single century formulas and multi-century or leap year formulas), and will not cause a material abnormally ending scenario within such systems or in any software and/or system with which such systems interface, or generate materially incorrect values or invalid results involving such date. At the request of Administrative Agent, Borrower shall provide, and cause Guarantor to provide, Administrative Agent with reasonably acceptable assurance of Borrower's and Guarantor's year 2000 capability.

          Section 11.09  Partial Releases. Provided  there  exists no Default or
                         ----------------
Event of Default, Administrative Agent shall release, within seven (7) Banking Days of Borrower's delivery to it of the items required by this paragraph, the lien of the Mortgage from portions of the Premises outside of the "ring road" of the shopping center of which the Improvements are a part (each such portion of the Premises, a "Release Parcel") in connection with Borrower's simultaneous conveyance thereof to other Persons for the construction and operation on said Release Parcels by such Persons of retail stores or other facilities compatible with the shopping center. All such releases shall be subject to Administrative Agent's determination that the same will not have a materially adverse effect on the value of the balance of the Premises not so released. Such releases shall be further subject, in each case, to Administrative Agent's receipt of (i) evidence that the balance of the Premises constitutes a separate tax lot and an endorsement to the title insurance policy for the Mortgage insuring that the lien of the Mortgage will not be impaired by virtue of the release of the Release Parcel, (ii) a copy, certified by Borrower to be true and complete, of the executed contract of sale for the Release Parcel, (iii) a current survey of the Premises, specifically delineating the Release Parcel, certified to Administrative Agent and the Title Insurer, (iv) evidence that the portion of the Premises remaining subject to the Mortgage has adequate pedestrian and vehicular access for the contemplated uses thereof to publicly dedicated roads, (v) such other documents, opinions and assurances as Administrative Agent may reasonably request (all of the foregoing items (i) through (v) to be in form and substance reasonably satisfactory to Administrative Agent) and (vi) payment of Administrative Agent's out-of-pocket expenses, including the fees and expenses of counsel, in connection with the foregoing transactions.

          Section 11.10   Table of Contents; Headings.  Any  table  of  contents
                          ---------------------------
and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

          Section 11.11   Severability.  The  provisions of this  Agreement  are
                          ------------
intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 11.12  Counterparts.  This  Agreement  may  be executed in any
                         ------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          Section 11.13   Integration.  The Loan Documents and  Supplemental Fee
                          -----------
Letter set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

          Section 11.14   GOVERNING LAW.   THIS  AGREEMENT SHALL BE GOVERNED BY,
                          -------------
AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK'S PRINCIPLES OF CONFLICTS OF LAWS).

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          Section 11.15   Waivers.  In  connection  with  the  obligations  and
                          -------
liabilities as aforesaid,  Borrower  hereby waives (1) promptness and diligence,
(2) notice of any actions taken by any Bank Party under this Agreement, any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein, (3) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of its obligations hereunder or under any of the other Loan Documents, (4) any requirement that any Bank Party protect, secure, perfect or insure any Lien on or against any of the Mortgaged Property or on or against any other collateral or exhaust any right or take any action against Borrower, Guarantor or any other Person or against any of the Mortgaged Property or any other collateral, (5) any right or claim of right to cause a marshalling of the assets of Borrower or Guarantor and (6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower pursuant to this Agreement or other Loan Documents.

          Section 11.16 JURISDICTION; IMMUNITIES. BORROWER, ADMINISTRATIVE AGENT
                        ------------------------
AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR UNITED STATES FEDERAL COURT. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO BORROWER, ADMINISTRATIVE AGENT OR EACH BANK, AS THE CASE MAY BE, AT THE ADDRESSES SPECIFIED HEREIN. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK FURTHER WAIVE ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN THE STATE OF NEW YORK ON THE BASIS OF FORUM NON CONVENIENS. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST BORROWER, ADMINISTRATIVE AGENT OR ANY BANK, AS THE CASE MAY BE, SHALL BE BROUGHT ONLY IN A NEW YORK STATE COURT SITTING IN NEW YORK CITY OR A UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY.

            Nothing in this Section shall affect the right of Borrower, Administrative Agent or any Bank to serve legal process in any other manner permitted by Law.

            To the extent that Borrower, Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, Administrative Agent and each Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.

            BORROWER, ADMINISTRATIVE AGENT AND EACH BANK WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOANS. IN
ADDITION, BORROWER HEREBY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO THE NOTES, ANY RIGHT BORROWER MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS) OR (2) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 TAUBMAN AUBURN HILLS ASSOCIATES LIMITED
                                 PARTNERSHIP, a Delaware limited partnership


                                 By: The Taubman Realty Group Limited
                                     Partnership, a Delaware limited
                                     partnership, its managing general partner



                                 By:  /s/ Steven E. Eder
                                      ------------------
                                      Steven E. Eder,
                                      an authorized signatory

                                 Address for Notices:


                                 c/o The Taubman Company
                                 Limited Partnership
                                 200 East Long Lake Road - Suite 300
                                 Bloomfield Hills, Michigan 48304
                                 Attention: Mr. Steven E. Eder

                                 with copy to:

                                 Miro Weiner & Kramer
                                 500 North Woodward Avenue
                                 Suite 100 - P.O. Box 908
                                 Bloomfield Hills, Michigan 48303-0908
                                 Attention:  Martin L. Katz, Esq.

                                 PNC BANK, NATIONAL ASSOCIATION
                                    (as Bank and Administrative Agent)

                                 By:  /s/ Dina S. Muth
                                      --------------------
                                      Name:  Dina S. Muth
                                      Title: Assistant Vice President

                                 PNC Bank National Association
                                 One PNC Plaza
                                 249 Fifth Avenue
                                 P1-POPP-19-2
                                 Pittsburgh, Pennsylvania 15222
                                 Attention: Ms. Dina Muth
                                 Telephone:  (412) 762-9118
                                 Telecopy:   (412) 762-6500

                                 with a copy to:

                                 One PNC Plaza
                                 249 Fifth Avenue
                                 P1-POPP-03-2
                                 Pittsburgh, Pennsylvania 15222
                                 Attention: Ms. Arlene Ohler
                                 Telephone: (412) 762-3627
                                 Telecopy: (412) 762-8672


                                 FLEET NATIONAL BANK
                                    (as Bank and Syndication Agent)


                                 By:  /s/ Margaret A. Mulcahy
                                      --------------------------
                                      Name:  Margaret A. Mulcahy
                                      Title: Senior Vice President

                                 Address for notices and Applicable Lending
                                   Office:

                                 Fleet National Bank
                                 75 State Street
                                 MA BOF 11-C
                                 Boston, Massachusetts 02109
                                 Attention: Ms. Margaret Mulcahy
                                 Telephone: (617) 346-4291
                                 Telecopy:   (617) 346-3220

                                 DRESDNER BANK AG, New York and
                                    Grand Cayman Branches
                                    (as Bank and Co-Agent)


                                 By  /s/ John W. Sweeney
                                     -------------------------
                                     Name:  John W. Sweeney
                                     Title: Vice President


                                 By  /s/ Brigitte Sacin
                                     -------------------------
                                     Name:  Brigitte Sacin
                                     Title: Assistant Treasurer

                                 Address for notices:

                                 Dresdner Bank AG, New York and
                                    Grand Cayman Branches
                                 c/o Dresdner Bank AG, Chicago Branch
                                 190 South LaSalle Street, Suite 2700
                                 Chicago, Illinois 60603
                                 Attention:  Ms. Maureen M. Slentz
                                 Telephone:  (312) 444-1316
                                 Telecopy:    (312) 444-1301 or 1305

                                 Applicable Lending Office:

                                 Dresdner Bank AG, New York and
                                    Grand Cayman Branches
                                 75 Wall Street
                                 New York, New York 10005-2889
                                 Attention: Ms. Rosanna Caminiti
                                 Telephone: (212) 429-2285
                                 Telecopy: (212) 429-2130

                                 COMMERZBANK AG, Chicago Branch
                                    (as Bank and Co-Agent)


                                 By  /s/ Douglas P. Traynor
                                     -------------------------
                                     Name:  Douglas P. Traynor
                                     Title: Vice President


                                 By  /s/ Christian Berry
                                     -------------------------
                                     Name:  Christian Berry
                                     Title: Assistant Treasurer

                                 Address for notices and Applicable Lending
                                     Office:

                                 Commerzbank AG, Chicago Branch
                                 c/o Commerzbank AG, New York Branch
                                 2 World Financial Center
                                 New York, New York 10281-1050
                                 Attention:  Mr. Douglas P. Traynor
                                 Telephone:  (212) 266-7569
                                 Telecopy:    (212) 266-7530



                                 BAYERISCHE HYPO- UND
                                    VEREINSBANK AG (as Bank)

                                 By  /s/ Stephen G. Melidones
                                     ---------------------------
                                     Name:  Stephen G. Melidones
                                     Title: Director


                                 By  /s/ Meggan W. Walsh
                                     -----------------------
                                     Name:  Meggan W. Walsh
                                     Title: Managing Director

                                 Address for notices and Applicable Lending
                                     Office:

                                 Bayerische Hypo- und Vereinsbank AG
                                 Real Estate Lending
                                 150 East 42nd Street
                                 New York, New York 10017-4679
                                 Attention:  Mr. Stephen G. Melidones
                                 Telephone:  (212) 672-5750
                                 Telecopy:    (212) 672-5527

                                 COMERICA BANK (as Bank)


                                 By  /s/ Kristine L. Andersen
                                     ------------------------
                                     Name:  Kristine L. Andersen
                                     Title: Assistant Vice President

                                 Address for notices and Applicable Lending
                                     Office:

                                 Comerica Bank
                                 U.S. Banking-East
                                 Comerica Tower at Detroit Center
                                 500 Woodward Avenue
                                 Detroit, Michigan 48226
                                 Attention:  Ms. Kristine L. Andersen
                                 Telephone:  (313) 222-3648
                                 Telecopy:    (313) 222-3330


                                 BAYERISCHE LANDESBANK GIROZENTRALE
                                 (Cayman Islands Branch) (as Bank)


                                 By  /s/ John A. Wain
                                     -----------------------
                                     Name:  John A. Wain
                                     Title: First Vice President

                                 By  /s/ A. Kohnert
                                     -------------------------
                                     Name:   A. Kohnert
                                     Title:  First Vice President

                                 Address for notices and Applicable Lending
                                     Office:

                                 Bayerische Landesbank
                                 560 Lexington Avenue
                                 New York, NY  10022
                                 Attention:  Mr. John Wain
                                 Telephone:  (212) 310-9829
                                 Telecopy:   (212) 310-9868